Exhibit 99.5
Item 8. Financial Statements and Supplementary Data.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of
Allied World Assurance Company Holdings, Ltd
We have audited the accompanying consolidated balance sheets of Allied World Assurance Company Holdings, Ltd and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive income, shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index at Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Allied World Assurance Company Holdings, Ltd and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material, respects the information set forth therein.
We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 27, 2009 expressed an unqualified opinion on the Company’s internal control over financial reporting.
/s/ Deloitte & Touche
Hamilton, Bermuda
February 27, 2009 (July 8, 2009 as to Notes 2, 3, 6, 15 and 17, and financial statement schedule III)

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONSOLIDATED BALANCE SHEETS
as of December 31, 2008 and 2007
(Expressed in thousands of United States dollars, except share and per share amounts)

	As of	As of
	December 31,	December 31,
	2008	2007
ASSETS:
Fixed maturity investments available for sale, at fair value (amortized cost: 2008: $5,872,031; 2007: $5,595,943)	$6,032,029	$5,707,143
Other invested assets, at fair value	69,902	—
Other invested assets available for sale, at fair value (cost: 2008: $89,229; 2007: $291,458)	55,199	322,144

Total investments	6,157,130	6,029,287
Cash and cash equivalents	655,828	202,582
Restricted cash	50,439	67,886
Securities lending collateral	171,026	147,241
Insurance balances receivable	347,941	304,499
Prepaid reinsurance	192,582	163,836
Reinsurance recoverable	888,314	682,765
Accrued investment income	50,671	55,763
Deferred acquisition costs	135,780	108,295
Goodwill	268,532	—
Intangible assets	71,410	3,920
Balances receivable on sale of investments	12,371	84,998
Net deferred tax assets	22,452	4,881
Other assets	47,603	43,155

Total assets	$9,072,079	$7,899,108

LIABILITIES:
Reserve for losses and loss expenses	$4,576,828	$3,919,772
Unearned premiums	930,358	811,083
Unearned ceding commissions	49,599	28,831
Reinsurance balances payable	95,129	67,175
Securities lending payable	177,010	147,241
Balances due on purchase of investments	—	141,462
Syndicated loan	243,750	—
Senior notes	498,796	498,682
Accounts payable and accrued liabilities	83,747	45,020

Total liabilities	$6,655,217	$5,659,266

SHAREHOLDERS’ EQUITY:
Common shares, par value $0.03 per share, issued and outstanding 2008: 49,036,159 shares and 2007: 48,741,927 shares	$1,471	$1,462
Additional paid-in capital	1,314,785	1,281,832
Retained earnings	994,974	820,334
Accumulated other comprehensive income: net unrealized gains on investments, net of tax	105,632	136,214

Total shareholders’ equity	$2,416,862	$2,239,842

Total liabilities and shareholders’ equity	$9,072,079	$7,899,108

See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
for the years ended December 31, 2008, 2007 and 2006
(Expressed in thousands of United States dollars, except share and per share amounts)

	2008	2007	2006
REVENUES:
Gross premiums written	$1,445,584	$1,505,509	$1,659,025
Premiums ceded	(338,356)	(352,399)	(352,429)

Net premiums written	1,107,228	1,153,110	1,306,596
Change in unearned premiums	9,677	6,832	(54,586)

Net premiums earned	1,116,905	1,159,942	1,252,010
Net investment income	308,775	297,932	244,360
Net realized investment losses	(272,851)	(7,617)	(28,678)
Other income	746	—	—

	1,153,575	1,450,257	1,467,692

EXPENSES:
Net losses and loss expenses	641,122	682,340	739,133
Acquisition costs	112,569	118,959	141,488
General and administrative expenses	186,560	141,641	106,075
Interest expense	38,743	37,848	32,566
Foreign exchange (gain) loss	(1,421)	(817)	601

	977,573	979,971	1,019,863

Income before income taxes	176,002	470,286	447,829
Income tax (recovery) expense	(7,633)	1,104	4,991

NET INCOME	183,635	469,182	442,838

Other comprehensive (loss) income
Unrealized (losses) gains on investments arising during the year net of applicable deferred income tax recovery (expense) 2008: $9,433; 2007: ($5,839); 2006: ($342)	(198,405)	122,133	3,294
Reclassification adjustment for net realized investment losses included in net income, net of applicable income tax recovery	194,085	7,617	28,678

Other comprehensive (loss) income net of tax	(4,320)	129,750	31,972

COMPREHENSIVE INCOME	$179,315	$598,932	$474,810

PER SHARE DATA
Basic earnings per share	$3.75	$7.84	$8.09
Diluted earnings per share	$3.59	$7.53	$7.75
Weighted average common shares outstanding	48,936,912	59,846,987	54,746,613
Weighted average common shares and common share equivalents outstanding	51,147,215	62,331,165	57,115,172
Dividends declared per share	$0.72	$0.63	$0.15
See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
for the years ended December 31, 2008, 2007 and 2006
(Expressed in thousands of United States dollars)

			Accumulated	Retained
		Additional	Other	Earnings
	Share	Paid-in	Comprehensive	(Accumulated
	Capital	Capital	(Loss) Income	Deficit)	Total
December 31, 2005	$1,505	$1,488,860	$(25,508)	$(44,591)	$1,420,266
Stock issuance in initial public offering	304	315,485	—	—	315,789
Net income	—	—	—	442,838	442,838
Stock compensation plans	—	18,262	—	—	18,262
Dividends	—	—	—	(9,043)	(9,043)
Other comprehensive income	—	—	31,972	—	31,972

December 31, 2006	$1,809	$1,822,607	$6,464	$389,204	$2,220,084

Net income	—	—	—	469,182	469,182
Stock compensation plans	3	22,319	—	—	22,322
Stock acquired	(350)	(563,094)	—	—	(563,444)
Dividends	—	—	—	(38,052)	(38,052)
Other comprehensive income	—	—	129,750	—	129,750

December 31, 2007	$1,462	$1,281,832	$136,214	$820,334	$2,239,842

Net income	—	—	—	183,635	183,635
Cumulative effect adjustment upon adoption of FAS 159	—	—	(26,262)	26,262	—
Stock compensation plans	9	32,953	—	—	32,962
Dividends	—	—	—	(35,257)	(35,257)
Other comprehensive (loss)	—	—	(4,320)	—	(4,320)

December 31, 2008	$1,471	$1,314,785	$105,632	$994,974	$2,416,862

See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended December 31, 2008, 2007 and 2006
(Expressed in thousands of United States dollars)

	2008	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$183,635	$469,182	$442,838
Adjustments to reconcile net income to cash provided by operating activities:
Net realized (gains) losses on sales of investments	(17,768)	(37,001)	4,800
Other-than-temporary impairment charges on investments	212,897	44,618	23,878
Change in fair value of other invested assets	77,722	—	—
Amortization of premiums net of accrual of discounts on fixed maturities	(12,006)	(2,960)	11,981
Amortization and depreciation of fixed assets	9,619	8,709	4,037
Stock compensation expense	28,186	22,491	10,805
Debt issuance expense	—	—	724
Amortization of discount and expenses on senior notes	459	427	168
Cash settlements on interest rate swaps	—	—	7,340
Mark to market on interest rate swaps	—	—	(6,896)
Insurance balances receivable	(2,809)	(238)	(86,217)
Prepaid reinsurance	11,479	(4,117)	(19,120)
Reinsurance recoverable	55,621	6,340	27,228
Accrued investment income	11,134	(4,651)	(2,129)
Deferred acquisition costs	6,640	(7,969)	(5,769)
Net deferred tax assets	(14,163)	(5,626)	(1,292)
Other assets	21,947	(2,941)	7,987
Reserve for losses and loss expenses	96,959	282,775	231,644
Unearned premiums	(21,157)	(2,714)	73,706
Unearned ceding commissions	(438)	4,917	(3,551)
Reinsurance balances payable	3,177	(15,037)	53,645
Accounts payable and accrued liabilities	5,809	4,763	15,757

Net cash provided by operating activities	656,943	760,968	791,564

CASH FLOWS USED IN INVESTING ACTIVITIES:
Purchases of fixed maturity investments	(4,558,664)	(4,282,638)	(5,663,168)
Purchases of other invested assets	(63,357)	(175,770)	(132,011)
Sales of fixed maturity investments	4,583,751	3,966,822	4,855,816
Sales of other invested assets	158,857	106,713	165,250
Net cash paid for acquisitions	(536,195)	—	—
Changes in securities lending collateral received	(23,785)	157,501	152,050
Purchases of fixed assets	(21,190)	(9,666)	(29,418)
Change in restricted cash	17,447	70,337	(96,435)

Net cash used in investing activities	(443,136)	(166,701)	(747,916)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Dividends paid	(35,257)	(38,052)	(9,043)
Proceeds from (payment of) the exercise of stock options	4,046	(168)	—
Stock acquired	—	(563,444)	—
Gross proceeds from initial public offering	—	—	344,080
Issuance costs paid on initial public offering	—	—	(28,291)
Proceeds from issuance of senior notes	—	—	498,535
Repayment of long-term debt	—	—	(500,000)
Debt issuance costs paid	—	—	(3,250)
Proceeds from syndicated loan	243,750	—	—
Changes in securities lending collateral	29,769	(157,501)	(152,050)

Net cash provided by (used in) financing activities	242,308	(759,165)	149,981

Effect of exchange rate changes on foreign currency cash	(2,869)	663	809

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	453,246	(164,235)	194,438
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	202,582	366,817	172,379

CASH AND CASH EQUIVALENTS, END OF YEAR	$655,828	$202,582	$366,817

Supplemental disclosure of cash flow information:
— Cash paid for income taxes	$3,658	$3,814	$707
— Cash paid for interest expense	37,500	38,021	15,495
Supplemental disclosure of non-cash flow information:
— Change in balance receivable on sale of investments	72,627	(68,453)	(12,912)
— Change in balance payable on purchase of investments	(141,462)	141,462	—

See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
1. GENERAL
     Allied World Assurance Company Holdings, Ltd (“Holdings”) was incorporated in Bermuda on November 13, 2001. Holdings, through its wholly-owned subsidiaries (collectively the “Company”), provides property and casualty insurance and reinsurance on a worldwide basis through operations in Bermuda, the United States (“U.S.”), Ireland, Switzerland and the United Kingdom (“U.K.”).
     On July 11, 2006, Holdings sold 8,800,000 common shares in its initial public offering (“IPO”) at a public offering price of $34.00 per share. On July 19, 2006, Holdings sold an additional 1,320,000 common shares at $34.00 per share in connection with the exercise in full by the underwriters of their over-allotment option. In connection with the IPO, a 1-for-3 reverse stock split of Holdings’ common shares was consummated on July 7, 2006. All share and per share amounts related to common shares, warrants, options and restricted stock units (“RSUs”) included in these consolidated financial statements and footnotes have been restated to reflect the reverse stock split.
2. SIGNIFICANT ACCOUNTING POLICIES
     These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The significant estimates reflected in the Company’s financial statements include, but are not limited to:
•	The premium estimates for certain reinsurance agreements;

•	Recoverability of deferred acquisition costs;

•	The reserve for outstanding losses and loss expenses;

•	Valuation of ceded reinsurance recoverables;

•	Determination of impairment of goodwill and other intangible assets;

•	Valuation of financial instruments; and

•	Determination of other-than-temporary impairment of investments.
     Intercompany accounts and transactions have been eliminated on consolidation and all entities meeting consolidation requirements have been included in the consolidation. Certain immaterial reclassifications in the consolidated statements of cash flows and footnotes have been made to prior years’ amounts to conform to the current year’s presentation.
     During the first quarter of 2009, Holdings’ Chief Executive Officer (the chief operating decision maker) realigned the Company’s management reporting structure due to organizational changes and the growth of the Company’s direct specialty insurance operations in the United States, including the Company’s recent acquisition of Darwin Professional Underwriter, Inc., and an increasing emphasis on markets and customers served. As a result, management monitors the performance of its direct underwriting operations based on the geographic location of the Company’s offices, the markets and customers served and the type of accounts written. There were no changes to how management monitors its reinsurance underwriting operations. Accordingly, the reinsurance segment continues to be reported on its historical basis without any modifications. The Company is currently organized into three operating segments: U.S. insurance, international insurance and reinsurance. All product lines fall within these classifications. See Note 17. “Segment Information” for the recasted segment information.
     The significant accounting policies are as follows:
a) Premiums and Acquisition Costs

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     Premiums are recognized as written on the inception date of the policy. For certain types of business written by the Company, notably reinsurance, premium income may not be known at the policy inception date. In the case of proportional treaties assumed by the Company, the underwriter makes an estimate of premium income at inception. The underwriter’s estimate is based on statistical data provided by reinsureds and the underwriter’s judgment and experience. Such estimations are refined over the reporting period of each treaty as actual written premium information is reported by ceding companies and intermediaries. Premiums resulting from such adjustments are estimated and accrued based on available information. Certain insurance and reinsurance policies can require that the premium be adjusted at the expiry of the policy to reflect the actual experience by the Company.
     Premiums are earned over the period of policy coverage in proportion to the risks to which they relate. Premiums relating to the unexpired periods of coverage are recorded in the consolidated balance sheet as “unearned premiums.” Reinsurance premiums under a proportional contract are typically earned over the same period as the underlying policies, or risks, covered by the contract. As a result, the earning pattern of a proportional contract may extend up to 24 months, reflecting the inception dates of the underlying policies.
     Where contract terms require the reinstatement of coverage after a ceding company’s loss, the mandatory reinstatement premiums are calculated in accordance with the contract terms and earned in the same period as the loss event that gives rise to the reinstatement premium.
     Acquisition costs, comprised of commissions, brokerage fees and insurance taxes, are incurred in the acquisition of new and renewal business and are expensed as the premiums to which they relate are earned. Acquisition costs relating to the reserve for unearned premiums are deferred and carried on the balance sheet as an asset and are amortized over the period of coverage. Expected losses and loss expenses, other costs and anticipated investment income related to these unearned premiums are considered in determining the recoverability or deficiency of deferred acquisition costs. If it is determined that deferred acquisition costs are not recoverable, they are expensed. Further analysis is performed to determine if a liability is required to provide for losses which may exceed the related unearned premiums.
b) Reserve for Losses and Loss Expenses
     The reserve for losses and loss expenses is comprised of two main elements: outstanding loss reserves (“OSLR,” also known as “case reserves”) and reserves for losses incurred but not reported (“IBNR”). OSLR relate to known claims and represent management’s best estimate of the likely loss payment. Thus, there is a significant amount of estimation involved in determining the likely loss payment. IBNR reserves require substantial judgment since they relate to changes in the value of claims that have been reported to the Company but not yet settled and to unreported events that, based on reported and industry information, management’s experience and actuarial evaluation, can reasonably be expected to have occurred and are reasonably likely to result in a loss to the Company.
     The reserve for IBNR is estimated by management for each line of business based on various factors including underwriters’ expectations about loss experience, actuarial analysis, comparisons with the results of industry benchmarks and loss experience to date. The Company’s actuaries employ generally accepted actuarial methodologies to determine estimated ultimate loss reserves. The adequacy of the reserves is re-evaluated quarterly by the Company’s actuaries. At the completion of each quarterly review of the reserves, a reserve analysis is prepared and reviewed with the Company’s loss reserve committee. This committee determines management’s best estimate for loss and loss expense reserves based upon the reserve analysis.
     While management believes that the reserves for OSLR and IBNR are sufficient to cover losses assumed by the Company, there can be no assurance that losses will not deviate from the Company’s reserves, possibly by material amounts. The methodology of estimating loss reserves is periodically reviewed to ensure that the assumptions made continue to be appropriate. The Company recognizes any changes in its loss reserve estimates and the related reinsurance recoverables in the consolidated statements of operations and comprehensive income in the periods in which they are determined.
c) Reinsurance
     In the ordinary course of business, the Company uses both treaty and facultative reinsurance to minimize its net loss exposure to any one catastrophic loss event or to an accumulation of losses from a number of smaller events. Reinsurance premiums ceded are expensed and any commissions recorded thereon are earned over the period the reinsurance coverage is provided in proportion to the risks to which they relate. Prepaid reinsurance represents unearned premiums ceded to reinsurance companies. Reinsurance

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
recoverable includes the balances due from those reinsurance companies under the terms of the Company’s reinsurance agreements for paid and unpaid losses and loss reserves. Amounts recoverable from reinsurers are estimated in a manner consistent with the estimated claim liability associated with the reinsured policy.
     The Company determines the portion of the IBNR liability that will be recoverable under its reinsurance policies by reference to the terms of the reinsurance protection purchased. This determination is necessarily based on the estimate of IBNR and accordingly, is subject to the same uncertainties as the estimate of IBNR.
     The Company remains liable to the extent that its reinsurers do not meet their obligations under these agreements; therefore, the Company regularly evaluates the financial condition of its reinsurers and monitors concentration of credit risk. No provision has been made for unrecoverable reinsurance as of December 31, 2008 and 2007, as the Company believes that all reinsurance balances will be recovered.
d) Investments
     Fixed maturity investments are classified as available for sale and carried at fair value with the difference between amortized cost and fair value, net of the effect of taxes, included in “accumulated other comprehensive income” on the consolidated balance sheets.
     The Company adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“FAS”) No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115” (“FAS 159”) as of January 1, 2008, and has elected the fair value option for its hedge fund investments, which are classified as “other invested assets, at fair value” in the consolidated balance sheets. At the time of adoption, the fair value and carrying value of the hedge fund investments were $241,435 and the net unrealized gain was $26,262. The Company has elected the fair value option for its hedge fund investments as the Company believes that recognizing changes in the fair value of the hedge funds in the consolidated statements of operations and comprehensive income each period better reflects the results of the Company’s investment in the hedge funds rather than recognizing changes in fair value in accumulated other comprehensive income.
     Upon adoption of FAS 159, the Company reclassified the net unrealized gain related to the hedge funds of $26,262 from “accumulated other comprehensive income” and recorded a cumulative-effect adjustment in “retained earnings”. There was no net deferred tax liability associated with the net unrealized gain as the hedge fund investments are held by a Bermuda insurance subsidiary that pays no income tax. Any subsequent change in unrealized gain or loss of “other invested assets, at fair value” will be recognized in the consolidated statements of operations and comprehensive income and included in net realized investment gains or losses. Prior to the adoption of FAS 159 any change in unrealized gain or loss was included in “accumulated other comprehensive income” in the consolidated balance sheet. The net loss recognized for the change in fair value of the hedge fund investments in the consolidated statements of operations and comprehensive income during the year ended December 31, 2008 was $77,886.
     Also included in “other invested assets, at fair value” are the investments held by a hedge fund in which the Company is the sole investor. In accordance with FASB Interpretation No. 46(R), “Consolidation of Variable Interest Entities” (“FIN 46(R)”), this hedge fund has been fully consolidated within the Company’s results. The hedge fund is a fund of hedge funds and as such, investments held by the fund are carried at fair value. Any subsequent change in unrealized gain or loss will be recognized in the consolidated statements of operations and comprehensive income and included in net realized investment gains or losses.
     As part of our acquisition of Darwin Professional Underwriters Inc. (“Darwin”) in October 2008, we elected to use the fair value option under FAS 159 for the equity securities held by Darwin as of the closing date. As permitted under FAS 159, a business combination creates an election date for the fair value option. The equity securities are included in “other invested assets, at fair value” in the consolidated balance sheets. Any subsequent change in unrealized gain or loss for the equity securities will be recognized in the consolidated statements of operations and comprehensive income and included in net realized investment gains or losses.
     The Company has an investment in a global high-yield bond fund which is included in “other invested assets available for sale, at fair value” on the consolidated balance sheet. This investment is carried at fair value with the difference between cost and fair value included in “accumulated other comprehensive income” on the consolidated balance sheets.
     As of December 31, 2007, the Company’s investment in hedge funds, the global high-yield bond fund and other invested assets were included in “other invested assets available for sale, at fair value” on the consolidated balance sheets.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     Investments are recorded on a trade date basis. Investment income is recognized when earned and includes the accrual of discount or amortization of premium on fixed maturity investments using the effective yield method and is net of related expenses. Realized gains and losses on the disposition of investments, which are based upon specific identification of the cost of investments, are reflected in the consolidated statements of operations and comprehensive income. For mortgage-backed and asset-backed securities, and any other holdings for which there is a prepayment risk, prepayment assumptions are evaluated and revised on a regular basis. Revised prepayment assumptions are applied to securities on a retrospective basis to the date of acquisition. The cumulative adjustments to amortized cost required due to these changes in effective yields and maturities are recognized in investment income in the same period as the revision of the assumptions.
     On a quarterly basis, the Company reviews the carrying value of its investments to determine if a decline in value is considered to be other than temporary. This review involves consideration of several factors including: (i) the significance of the decline in value and the resulting unrealized loss position; (ii) the time period for which there has been a significant decline in value; (iii) an analysis of the issuer of the investment, including its liquidity, business prospects and overall financial position; and (iv) the Company’s intent and ability to hold the investment for a sufficient period of time for the value to recover. For certain investments, the Company’s investment portfolio managers have the discretion to sell those investments at any time. As such, the Company recognizes an other-than-temporary charge for those securities in an unrealized loss position each quarter as the Company cannot assert that it has the intent to hold those investments until anticipated recovery. The identification of potentially impaired investments involves significant management judgment that includes the determination of their fair value and the assessment of whether any decline in value is other than temporary. If the decline in value is determined to be other than temporary, then the Company records a realized loss in the consolidated statements of operations and comprehensive income in the period that it is determined, and the cost basis of that investment is reduced.
e) Translation of Foreign Currencies
     Monetary assets and liabilities denominated in foreign currencies are translated into U.S. dollars at the exchange rates in effect on the balance sheet date. Foreign currency revenues and expenses are translated at the average exchange rates prevailing during the period. Exchange gains and losses, including those arising from forward exchange contracts, are included in the consolidated statements of operations and comprehensive income. The Company’s functional currency, and that of its operating subsidiaries, is the U.S. dollar as it is the single largest currency in which the Company transacts its business and holds its invested assets.
f) Cash and Cash Equivalents
     Cash and cash equivalents include amounts held in banks, time deposits, commercial paper, discount notes and U.S. Treasury Bills with maturities of less than three months from the date of purchase.
g) Income Taxes
     Certain subsidiaries of the Company operate in jurisdictions where they are subject to income taxation. Current and deferred income taxes are charged or credited to operations, or accumulated other comprehensive income in certain cases, based upon enacted tax laws and rates applicable in the relevant jurisdiction in the period in which the tax becomes payable. Deferred income taxes are provided for all temporary differences between the bases of assets and liabilities used in the financial statements and those used in the various jurisdictional tax returns.
     It is the Company’s policy to recognize interest accrued related to unrecognized tax benefits in “interest expense” and penalties in “general and administrative expenses” in the consolidated statements of operations and comprehensive income. The Company has not recorded any interest or penalties during the years ended December 31, 2008, 2007 and 2006 and the Company has not accrued any payment of interest and penalties as of December 31, 2008 and 2007.
h) Employee Stock Option Compensation Plan
     The Company accounts for stock option compensation in accordance with FAS No. 123(R) “Share Based Payment” (“FAS 123(R)”). FAS 123(R) applies to Holdings’ employee stock option plan as the amount of Company shares received as compensation through the issuance of stock options is determined by reference to the value of the shares. Compensation expense for stock options granted to employees is recorded on a straight-line basis over the option vesting period and is based on the fair value of the stock options on the grant date. The fair value of each stock option on the grant date is determined by using the Black-Scholes

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
 (Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
option-pricing model. The Company has adopted FAS 123(R) using the prospective method for the fiscal year beginning January 1, 2006.
i) Restricted Stock Units
     The Company has granted RSUs to certain employees. These RSUs generally vest pro-rata over four years from the date of grant or in either the fourth or fifth year from the date of the original grant. The Company accounts for the RSU compensation in accordance with FAS 123(R). The compensation expense for the RSUs is based on the market value of Holdings’ common shares on the grant date, and is recognized on a straight-line basis over the applicable vesting period.
j) Long-Term Incentive Plan Awards
     The Company implemented the Amended and Restated Long-Term Incentive Plan (“LTIP”), which provides for performance based equity awards to key employees in order to promote the long-term growth and profitability of the Company. Each award represents the right to receive a number of common shares in the future, based upon the achievement of established performance criteria during the applicable performance period, which is generally the ending of the third fiscal year from the date of grant or either the ending of the fourth or fifth fiscal year from the date of grant. The Company accounts for the LTIP award compensation in accordance with FAS 123(R). The compensation expense for these awards is based on the market value of the Company’s common shares on the grant date, and is recognized on a straight-line basis over the applicable performance and vesting period.
k) Goodwill and Intangible Assets
     Identifiable intangible assets and goodwill that arise from business combinations are accounted for in accordance with FAS No. 141, “Business Combinations,” (“FAS 141”) and FAS No. 142, “Goodwill and Other Intangible Assets” (“FAS 142”). We classify intangible assets into three categories: (1) intangible assets with finite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization, and (3) goodwill. Intangible assets, other than goodwill, consist of trademarks, renewal rights, internally generated software, non-compete covenants and insurance licenses held by subsidiaries domiciled in the United States.
     For intangible assets with finite lives, the value of the assets is amortized over their useful lives. The Company also tests assets for impairment if conditions exist that indicate the carrying value may not be recoverable. If, as a result of the evaluation, the Company determines that the value of the intangible assets is impaired, then the value of the assets will be written-down in the period in which the determination of the impairment is made.
     For indefinite lived intangible assets and goodwill, the Company does not amortize the intangible asset but evaluates and compares the fair value of the assets to their carrying values on an annual basis or more frequently if circumstances warrant. If, as a result of the evaluation, the Company determines that the value of the intangible assets is impaired, then the value of the assets will be written-down in the period in which the determination of the impairment is made.
     In accordance with FAS 142, the Company’s annual valuations have not indicated any impairment of any non-goodwill indefinite lived intangible assets and goodwill. This also included an assessment of the goodwill acquired as part of the acquisition of Darwin, which occurred after our annual impairment testing date. We performed an analysis to determine if the recent market turmoil would constitute an event that would require a valuation of the acquired goodwill. This analysis considered several factors, including the market dislocation on the insurance industry and the impact it has had on our operations and our competitors, an evaluation of the business acquired from Darwin to determine if any adverse changes in cash flows have occurred, changes in credit ratings, comparables to other recently completed acquisitions of our competitors and an analysis of the Company’s cost of capital as of the acquisition date of Darwin and subsequently. The Company concluded that there were no significant negative impacts that would necessitate a re-valuation at the end of the year of the acquired entity.
l) Derivative Instruments
     FAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”), requires the recognition of all derivative financial instruments at fair value as either assets or liabilities in the consolidated balance sheets. The accounting for gains and losses associated with changes in the fair value of a derivative and the effect on the consolidated financial statements depends on its hedge designation and whether the hedge is highly effective in achieving offsetting changes in the fair value of the asset or liability hedged.
     The Company uses currency forward contracts to manage currency exposure. The U.S. dollar is the Company’s reporting currency and the functional currency of its operating subsidiaries. The Company enters into insurance and reinsurance contracts where the

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
premiums receivable and losses payable are denominated in currencies other than the U.S. dollar. In addition, the Company maintains a portion of its investments and liabilities in currencies other than the U.S. dollar, primarily the Canadian dollar, Euro and British Sterling. For liabilities incurred in currencies other than U.S. dollars, U.S. dollars are converted to the currency of the loss at the time of claim payment. As a result, the Company has an exposure to foreign currency risk resulting from fluctuations in exchange rates. The Company has developed a hedging strategy using currency forward contracts to minimize the potential loss of value caused by currency fluctuations. These currency forward contracts are not designated as hedges and accordingly are carried at fair value on the consolidated balance sheets as a part of “other assets” or “accounts payable and accrued liabilities,” with the corresponding realized and unrealized gains and losses included in “foreign exchange (gain) loss” in the consolidated statements of operations and comprehensive income.
     Since the derivatives held are not designated as hedges under FAS 133 and form a part of operations, all cash receipts or payments and any changes in the derivative asset or liability are recorded as cash flows from operations rather than as a financing activity.
m) Securities Lending
     As of December 31, 2008, the Company had a securities lending program whereby the Company’s securities, which are included in “fixed maturity investments available for sale” on the consolidated balance sheets, are loaned to third parties, primarily brokerage firms, for a short period of time through a lending agent. The Company maintains control over the securities it lends, retains the earnings and cash flows associated with the loaned securities and receives a fee from the borrower for the temporary use of the securities. Collateral in the form of cash is required initially at a minimum rate of 102% of the market value of the loaned securities and is monitored and maintained by the lending agent. The collateral may not decrease below 100% of the market value of the loaned securities before additional collateral is required.
     In accordance with FAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” since the Company maintains effective control of the securities it lends, a financial-components approach has been adopted in the accounting treatment of the program. The securities on loan remain included in “fixed maturity investments available for sale” on the consolidated balance sheets. The collateral received under the program is included in the assets on the consolidated balance sheets as “securities lending collateral”. The offset to this asset is a corresponding liability, which is classified as “securities lending payable” on the consolidated balance sheets, and represents the amount of collateral to be returned once securities are no longer on loan. Income earned under the program is included in “net investment income” in the consolidated statements of operations and comprehensive income.
n) Earnings Per Share
     Basic earnings per share is defined as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period, giving no effect to dilutive securities. Diluted earnings per share is defined as net income available to common shareholders divided by the weighted average number of common and common share equivalents outstanding calculated using the treasury stock method for all potentially dilutive securities, including share warrants, employee stock options, RSUs and LTIP awards. When the effect of dilutive securities would be anti-dilutive, these securities are excluded from the calculation of diluted earnings per share.
o) New Accounting Pronouncements
     In September 2006, the FASB issued FAS No. 157 “Fair Value Measurements” (“FAS 157”). This statement defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands disclosures about fair value measurements. FAS 157 applies under other accounting pronouncements that require or permit fair value measurements. FAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In October 2008, the FASB issued FASB Staff Position 157-3 “Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active” (“FSP 157-3”). FSP 157-3 clarifies the application of FAS 157 in a market that is not active. The determination of whether a market is not active requires significant judgment including whether individual transactions are forced liquidations or distressed sales, whether observable inputs require significant adjustment based on unobservable data and whether broker or pricing service quotes are determinative of fair value. FSP 157-3 was effective upon issuance and is applicable to the consolidated balance sheet as of December 31, 2008. The Company adopted FAS 157 as of January 1, 2008. See Note 5 “Fair Value of Financial Instruments” regarding the Company’s adoption of FAS 157.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     In December 2007, the FASB issued FAS No. 141(R) “Business Combinations” (“FAS 141(R)”). FAS 141(R) replaces FAS No. 141 “Business Combinations” (“FAS 141”), but retains the fundamental requirements in FAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. FAS 141(R) requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree at the acquisition date, measured at their fair values as of that date. FAS 141(R) also requires acquisition-related costs to be recognized separately from the acquisition, requires assets acquired and liabilities assumed arising from contractual contingencies to be recognized at their acquisition-date fair values and requires goodwill to be recognized as the excess of the consideration transferred plus the fair value of any noncontrolling interest in the acquiree at the acquisition date over the fair values of the identifiable net assets acquired. FAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008 (January 1, 2009 for calendar year-end companies). The Company does not anticipate any impact on future financial statements due to the initial adoption of FAS 141(R).
     In December 2007, the FASB issued FAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51” (“FAS 160”). FAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 requires consolidated net income to be reported at the amount that includes the amounts attributable to both the parent and the noncontrolling interest. This statement also establishes a method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation. FAS 160 is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008 (January 1, 2009 for calendar year-end companies). The presentation and disclosure requirements of FAS 160 shall be applied retrospectively for all periods presented. The Company does not anticipate any impact on future financial statements due to the initial adoption of FAS 160.
     In March 2008, the FASB issued FAS No. 161 “Disclosures about Derivative Instruments and Hedging Activities — an amendment of FASB Statement No. 133” (“FAS 161”). FAS 161 requires enhanced interim and annual disclosures about an entity’s derivative and hedging activities including how and why the entity uses derivative instruments, how the entity accounts for its derivatives under FAS Statement No. 133 (“Accounting for Derivative Instruments and Hedging Activities”), and how derivative instruments and related hedged items affect the entity’s financial position, financial performance and cash flows. FAS 161 is effective for fiscal years and interim periods beginning after November 15, 2008 (January 1, 2009 for calendar year-end companies).
     In May 2008, the FASB issued FAS No. 162 “The Hierarchy of Generally Accepted Accounting Principles” (“FAS 162”). FAS 162 identifies the sources of accounting principles and the framework for selecting principles to be used in the preparation of financial statements of entities that are presented in conformity with U.S. GAAP. The current U.S. GAAP hierarchy is found in auditing literature and is focused on the auditor rather than the entity. FAS 162 shall be effective 60 days after the SEC’s approval of the Public Accounting Oversight Board amendments to AU Section 411 “The Meaning of Present Fairly in Conformity with Generally Accepted Accounting Principles”. The Company does not anticipate any impact on future financial statements due to the adoption of FAS 162.
     In May 2008, the FASB issued FAS No. 163 “Accounting for Financial Guarantee Insurance Contracts — an Interpretation of FASB Statement No. 60” (“FAS 163”). FAS 163 clarifies how FAS 60 “Accounting and Reporting by Insurance Enterprises” applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claim liabilities. FAS 163 also requires expanded disclosures about financial guarantee insurance contracts. FAS 163 is effective for fiscal years beginning after December 15, 2008 (January 1, 2009 for calendar year-end companies), and interim periods within those fiscal years. The Company currently does not provide financial guarantee insurance, and as such does not anticipate any impact on future financial statements due to the initial adoption of FAS 163.
     In January 2009, the FASB issued FSP EITF 99-20-1 “Amendments to the Impairment Guidance of EITF Issue No. 99-20”. The FSP amends the impairment guidance of EITF 99-20 “Recognition of Interest Income and Impairment on Purchased Beneficial Interests and Beneficial Interests That Continue to Be Held by a Transferor in a Securitized Financial Asset” to achieve more consistent determination of whether an other-than-temporary impairment has occurred under other authoritative literature. Prior to the issuance of FSP EITF 99-20-1 there were two models for determining other-than-temporary impairments for debt securities. For debt securities within the scope of EITF 99-20, the other-than-temporary impairment analysis required the use of market participant assumptions about future cash flows which cannot be overcome by management judgment of the probability of collecting all cash flows previously projected. For all other debt securities, the guidance in FAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” (“FAS 115”) and other related guidance was used to determine if an other-than-temporary impairment should be recognized. FAS 115 allows for the use of reasonable management judgment of the probability that the holder will be unable to

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
collect all amounts due. With the issuance of this FSP, all debt securities will utilize FAS 115 and other related guidance to determine if an other-than-temporary impairment should be recognized. This FSP is effective for periods ending after December 15, 2008 (year ended December 31, 2008 for calendar year-end companies). The adoption of this FSP did not have any impact on our financial statements since we have been applying the other-than-temporary impairment guidance in FAS 115 and other related guidance for all our debt securities as none of our debt securities are within the scope of EITF 99-20.
3. ACQUISITIONS
a) Finial Insurance Company
     In November 2007, Allied World Assurance Holdings (U.S.) Inc. entered into an agreement to purchase all of the outstanding stock of Finial Insurance Company (formerly known as Converium Insurance (North America) Inc.) from Finial Reinsurance Company, an affiliate of Berkshire Hathaway Inc. Finial Insurance Company was renamed Allied World Reinsurance Company, is currently licensed to write insurance and reinsurance in 49 states and the District of Columbia and is an accredited reinsurer in one state and has been used to launch the Company’s reinsurance operations in the United States. This transaction closed on February 29, 2008 for a purchase price of $12,000, the Finial Insurance Company’s policyholders’ surplus of $47,082, an adjustment for the difference between the fair values of investments acquired under U.S. GAAP and statutory reporting of $300 and direct expenses of $387. The total purchase price of $59,769 was paid in cash. As a part of the acquisition, the Company recorded $12,000 of intangible assets with indefinite lives for the value of the insurance and reinsurance licenses acquired. The remaining assets and liabilities acquired were principally comprised of bonds, at fair value, of $31,690, cash of $15,330, other assets of $1,176, deferred tax liabilities of $4,344 and a reserve for losses and loss expenses of $104,914, of which 100% were recorded as “reinsurance recoverable” as the entire reserve for losses and loss expenses is ceded to National Indemnity Company, an affiliate of Berkshire Hathaway Inc. The Company also recognized goodwill of $3,917 related to this acquisition, which is included in “goodwill” in the consolidated balance sheets. The results of operations of the acquired business are included in our consolidated financial statements beginning on the effective date of the transaction. Pro forma information is not presented for the acquisition of Finial Insurance Company as its results of operations prior to the date of acquisition are not material to the Company.
b) Darwin Professional Underwriters, Inc.
     Holdings entered into a definitive agreement and plan of merger (the “Merger Agreement”) on June 27, 2008 with Allied World Merger Company, a newly formed Delaware corporation and an indirect, wholly-owned subsidiary of the Company (“Merger Sub”), and Darwin, a Delaware corporation. The Merger Agreement provided for the merger of Merger Sub with and into Darwin, with Darwin continuing as the surviving corporation and an indirect wholly-owned subsidiary of Holdings. Darwin is a holding company whose subsidiaries are engaged in the executive and professional liability insurance business with an emphasis on coverage for the healthcare industry. The transaction was completed on October 20, 2008 and has been accounted for as a purchase. Under the purchase method of accounting for a business combination, the assets and liabilities of Darwin were recorded at their fair values on the acquisition date.
     Pursuant to the terms of the Merger Agreement, stockholders of Darwin received $32.00 in cash for each share of Darwin common stock in exchange for 100% of their interests in Darwin. Also, each outstanding Darwin stock option became fully vested and was converted into an amount in cash equal to (i) the excess, if any, of $32.00 over the exercise price per share of the stock option, multiplied by (ii) the total number of shares of Darwin common stock subject to the stock option. In addition, each outstanding Darwin restricted share became fully vested and was converted into the right to receive $32.00 in cash per restricted share, and each outstanding director share unit was converted into the right to receive $32.00 in cash per share unit. The total cash consideration paid by the Company was $558,755, including direct costs of the acquisition of $8,478. There is no contingent consideration related to this acquisition.
     The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

Fair Value
Fixed maturity investments	$577,492
Equity securities	10,686
Cash and cash equivalents	57,979
Insurance balances receivable	40,630
Reinsurance recoverable	156,255
Prepaid reinsurance	40,225

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)

Fair Value
Deferred acquisition costs	12,919
Net deferred tax assets	12,878
Intangible assets	56,200
Goodwill	264,615
Other assets	17,389

Total assets acquired	1,247,268

Reserve for losses and loss expenses	455,182
Unearned premiums	140,432
Reinsurance balances payable	24,776
Balances due on purchase of investments	35,204
Accounts payable and accrued liabilities	32,919

Total liabilities acquired	688,513

Net assets acquired	$558,755

     The following tables shows the separately identifiable intangible assets acquired and the period over which each intangible asset will be amortized, if applicable.

	Intangible Assets
	Fair Value	Amortization Period
Renewal rights	$38,000	15 years
Trademarks	7,400	15 years
Internally developed software	1,600	3 years
Non-compete covenants	1,200	2 years
State insurance licenses	8,000	N/A

	$56,200

     The intangible assets acquired that are subject to amortization have a weighted average useful life of 14.3 years. The state insurance licenses have been determined to have indefinite useful lives and as such are not amortizable. The Company recognizes the amortization of intangible assets in “general and administrative expenses” in the consolidated statements of operations and comprehensive income.
     The $264,615 of goodwill has been allocated to the U.S. insurance segment as Darwin writes only insurance policies originating in the United States. We do not expect any amount of the goodwill to be deductible for tax purposes.
     The results of operations of the acquired business is included in our consolidated financial statements beginning on the effective date of the transaction, which was October 20, 2008.
     The following unaudited pro forma information presents the combined results of the Company and Darwin for the twelve months ended December 31, 2008 and 2007, respectively, with pro forma purchase accounting adjustments as if the acquisition had been consummated as of the beginning of the periods presented. This pro forma information is not necessarily indicative of what would have occurred had the acquisition and related transactions been made on the dates indicated, or of future results of the Company.

	For the Years Ended
	December 31,
	2008	2007
Revenue	$1,341,252	$1,653,703
Net income	$215,309	$498,879
Basic earnings per share	$4.40	$8.34
Diluted earnings per share	$4.21	$8.00

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
4. INVESTMENTS
a) Fixed Maturity Investments
     The amortized cost, gross unrealized gains, gross unrealized losses and fair value of fixed maturity investments available for sale by category as of December 31, 2008 and 2007 are as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value
December 31, 2008
U.S. Government and Government agencies	$1,608,230	$162,556	$(551)	$1,770,235
Non-U.S. Government and Government agencies	272,186	12,738	(4,768)	280,156
Corporate	1,337,298	35,538	(10,866)	1,361,970
States, municipalities and political subdivisions	350,044	19,618	(43)	369,619
Mortgage backed	2,139,778	48,966	(98,807)	2,089,937
Asset backed	164,495	36	(4,419)	160,112

	$5,872,031	$279,452	$(119,454)	$6,032,029

December 31, 2007
U.S. Government and Government agencies	$1,987,577	$65,653	$(6)	$2,053,224
Non-U.S. Government and Government agencies	100,440	18,694	(291)	118,843
Corporate	1,248,338	10,114	(5,835)	1,252,617
Mortgage backed	2,095,561	22,880	(902)	2,117,539
Asset backed	164,027	897	(4)	164,920

	$5,595,943	$118,238	$(7,038)	$5,707,143

     Included within the corporate bond category as of December 31, 2008 are $287,817 of corporate bonds issued by financial institutions, at fair value, that have been guaranteed by the Federal Deposit Insurance Corporation.
b) Contractual Maturity Dates
     The contractual maturity dates of fixed maturity investments available for sale as of December 31, 2008 are as follows:

	Amortized Cost	Fair Value
Due within one year	$272,937	$274,175
Due after one year through five years	1,826,080	1,887,142
Due after five years through ten years	1,146,894	1,254,913
Due after ten years	321,847	365,750
Mortgage backed	2,139,778	2,089,937
Asset backed	164,495	160,112

	$5,872,031	$6,032,029

     Expected maturities may differ from contractual maturities because borrowers may have the right to prepay obligations with or without prepayment penalties.
c) Other Invested Assets
     The cost and fair value of other invested assets as of December 31, 2008 and 2007 are as follows:

	2008		2007
	Cost	Fair Value	Cost	Fair Value
Hedge funds	$48,573	$48,573	$215,173	$241,435
Global high-yield fund	89,229	55,199	75,125	79,549
Equity securities	21,329	21,329	—	—
Other invested assets	—	—	1,160	1,160

	$159,131	$125,101	$291,458	$322,144

     As of December 31, 2008, the hedge funds and equity securities are included in “other invested assets, at fair value” on the consolidated balance sheets. Since the change in the unrealized gain or loss is recognized in the consolidated statements of operations and comprehensive income for the hedge funds and equity securities, the cost is reset to equal fair value.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     As of December 31, 2008, the global high-yield fund is included in “other invested assets available for sale, at fair value” on the consolidated balance sheets. As of December 31, 2008, the other invested assets available for sale had gross unrealized gains of nil and gross unrealized losses of $34,030. As of December 31, 2007, the other invested assets available for sale, which included the hedge fund investments and the global high-yield fund, had gross unrealized gains of $31,674 and gross unrealized losses of $988.
d) Net Investment Income

	2008	2007	2006
Fixed maturities and other investments	$287,910	$283,888	$221,847
Other invested assets	14,540	1,230	11,307
Cash and cash equivalents	13,054	18,644	16,169
Expenses	(6,729)	(5,830)	(4,963)

Net investment income	$308,775	$297,932	$244,360

e) Components of Realized Gains and Losses
     The proceeds from sales of available for sale securities for the years ended December 31, 2008, 2007 and 2006 were $4,583,751, $4,073,535 and $5,021,066, respectively. Components of realized gains and losses for the years ended December 31, 2008, 2007 and 2006 are summarized in the following table:

	2008	2007	2006
Gross realized gains	$92,552	$39,049	$31,030
Gross realized losses	(365,403)	(46,666)	(60,152)
Realized gains on interest rate swaps	—	—	7,340
Unrealized loss on interest rate swaps	—	—	(6,896)

Net realized investment losses	$(272,851)	$(7,617)	$(28,678)

     Included in gross realized losses for the years ended December 31, 2008, 2007 and 2006 are other-than-temporary charges of $212,897, $44,618, and $23,878, respectively. Also included in gross realized losses for the year ended December 31, 2008 are realized losses from the sale of fixed income securities issued by Lehman Brothers Holding Ltd of $45,040, Morgan Stanley of $15,035 and Washington Mutual, Inc. of $1,722.
f) Pledged Assets
     As of December 31, 2008 and 2007, $304,526 and $99,438, respectively, of cash and cash equivalents and investments were on deposit with various state or government insurance departments or pledged in favor of ceding companies in order to comply with relevant insurance regulations. In addition, the Company has set up trust accounts to meet security requirements for inter-company reinsurance transactions. These trusts contained assets of $588,108 and $703,299 as of December 31, 2008 and 2007, respectively, and are included in fixed maturity investments.
     The Company also has facilities available for the issuance of letters of credit collateralized against the Company’s investment portfolio. The total capacity of these facilities is $1,700,000 and $1,550,000 as of December 31, 2008 and 2007, respectively, and the collateralized portion of these facilities is $1,300,000 and $1,150,000 as of December 31, 2008 and 2007, respectively. At December 31, 2008 and 2007 letters of credit amounting to $987,028 and $922,206, respectively, were issued and outstanding under these facilities, and were collateralized with investments with a fair value totaling $1,312,976 and $1,170,731, respectively.
     The fair value of the combined total cash and cash equivalents and investments held under trust were $2,205,610 and $1,973,468 as of December 31, 2008 and 2007, respectively.
g) Change in Unrealized Gains and Losses

	2008	2007	2006
Net change in unrealized gains and losses, net of taxes	$(4,320)	$129,750	$31,972

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
h) Analysis of Unrealized Losses
     The Company’s primary investment objective is the preservation of capital. Although the Company has been successful in meeting this objective, shifts in interest and credit spreads affecting valuation can temporarily place some investments in an unrealized loss position.
     The following table summarizes the market value of those investments in an unrealized loss position for periods less than or greater than 12 months:

	2008		2007
	Gross	Unrealized	Gross	Unrealized
	Fair Value	Losses	Fair Value	Losses
Less than 12 months
U.S. Government and Government agencies	$14,625	$(551)	$—	$—
Non-U.S. Government and Government agencies	52,646	(4,768)	—	—
Corporate	297,099	(10,866)	359,880	(5,734)
States, municipalities and political subdivisions	5,943	(43)	—	—
Mortgage backed	490,976	(98,538)	172,673	(835)
Asset backed	79,003	(4,419)	11,536	(4)
Hedge funds	—	—	51,512	(988)

	$940,292	$(119,185)	$595,601	$(7,561)

More than 12 months
U.S. Government and Government agencies	$—	$—	71,404	(6)
Non-U.S. Government and Government agencies	—	—	33,227	(291)
Corporate	—	—	22,544	(101)
States, municipalities and political subdivisions	—	—	—	—
Mortgage backed	2,078	(269)	13,805	(67)
Global high-yield bond fund	89,229	(34,030)	—	—

	$91,307	$(34,299)	$140,980	$(465)

	$1,031,599	$(153,484)	$736,581	$(8,026)

     As of December 31, 2008 and 2007, there were approximately 95 and 63 securities, respectively, in an unrealized loss position. The gross unrealized loss of $153,484 as of December 31, 2008 was primarily the result of widening credit spreads related to increases in market risk premium and reduced market liquidity. As a result of the Company’s continued review of the securities in its investment portfolio throughout the year, 483 securities were considered to be other-than-temporarily impaired for the year ended December 31, 2008. Consequently, the Company recorded other-than-temporary impairment charges, within “net realized investment losses” on the consolidated statement of operations and comprehensive income, of $212,897 for the year ended December 31, 2008. Of the total other-than-temporary impairment charge recognized during the year ended December 31, 2008, $164,007 was due to our investment portfolio managers having the discretion to sell certain investments, and therefore the Company could not assert it has the intent to hold certain investments in an unrealized loss until anticipated recovery. In addition we recognized an other-than-temporary impairment charge of $48,890 for certain debt securities with unrealized losses that the Company planned to sell subsequent to the reporting period.
     For the year ended December 31, 2007, 419 securities were considered other-than-temporarily impaired, and therefore, the Company recorded other-than-temporary charge of $44,618. Included in the other-than-temporary-impairment charge was a charge of $23,915 for the Company’s investment in the Goldman Sachs Global Alpha Fund, plc (“Global Alpha Fund”). The Company reviewed the carrying value of this investment in light of the significant changes in economic conditions that occurred during 2007, which included subprime mortgage exposure, tightening of credit spreads and overall market volatility. These economic conditions caused the fair value of this investment to decline. The shares of the Global Alpha Fund were sold on December 31, 2007 for proceeds of $31,483, which resulted in a realized loss of $2,099. The Company had a write-down of $3,485 related to the Goldman Sachs Global Equity Opportunities Fund, PLC. In November 2007, the Company submitted a redemption notice to sell its shares in this fund and as a result recognized an other-than-temporary impairment charge. The Company sold its shares in February 2008 and recognized a loss on the sale of $278, which is included in “net realized investment losses” in the consolidated statements of operations and comprehensive income for the year ended December 31, 2008. There was also a write-down of $2,171 related to fixed maturity investments held by the Company issued by a mortgage lending institution. The Company performed an analysis of the issuer, including its liquidity, business prospects and overall financial position and concluded that an other-than-temporary impairment charge should be recognized. The remaining write-downs of $15,047 were solely due to changes in interest rates.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     For the year ended December 31, 2006, 47 securities were considered other-than-temporarily impaired, and therefore, recorded other-than-temporary charges, within “net realized investment losses” on the statement of operations and comprehensive income, of $23,878.
     The following shows the other-than-temporary impairment charges for fixed maturity investments by category for the years ended December 31, 2008 and 2007:

	2008	2007
U.S. government and government agencies	$21,102	$8,302
Non-U.S. government and government agencies	2,779	63
Corporate	83,467	2,966
States, municipalities and political subdivisions	813	—
Mortgage backed	95,823	5,440
Asset backed	8,913	447

Total other-than-temporary impairment charges	$212,897	$17,218

i) Securities Lending
     As of December 31, 2008, the Company participated in a securities lending program through a lending agent, whereby the Company maintains control over the securities it temporarily lends, primarily to brokerage firms, retains the earnings and cash, and receives a fee from the borrower. The Company had $173,331 and $144,576 on loan at December 31, 2008 and 2007, respectively, with collateral held against such loaned securities amounting to $171,026 and $147,241, respectively.
5. FAIR VALUE OF FINANCIAL INSTRUMENTS
     The Company adopted FAS 157 as of January 1, 2008. This statement defines fair value and establishes a framework for measuring fair value under U.S. GAAP. FAS 157 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FAS 157 also established a three-level valuation hierarchy for disclosure of fair value measurements. The valuation hierarchy is based upon whether the inputs to the valuation of an asset or liability are observable or unobservable in the market at the measurement date, with quoted market prices being the highest level (Level 1) and unobservable inputs being the lowest level (Level 3). A fair value measurement will fall within the level of the hierarchy based on the input that is significant to determining such measurement. The three levels are defined as follows:
•	Level 1: Observable inputs to the valuation methodology that are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•	Level 2: Observable inputs to the valuation methodology other than quoted market prices (unadjusted) for identical assets or liabilities in active markets. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets in markets that are not active and inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•	Level 3: Inputs to the valuation methodology that are unobservable for the asset or liability.
     The Company bases its determination of whether a market is active or inactive based on the spread between what a seller is asking for a security and what a buyer is bidding for that security. Spreads that are significantly above historical spreads are considered inactive markets. The Company also considers the volume of trading activity in the determination of whether a market is active or inactive.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     The following table shows the fair value of the Company’s financial instruments and where in the FAS 157 fair value hierarchy the fair value measurements are included as of December 31, 2008.

			Fair value measurement using:
			Quoted prices
			in active	Significant
			markets for	other	Significant
			identical	observable	unobservable
	Carrying	Total fair	assets	inputs	inputs
	amount	value	(Level 1)	(Level 2)	(Level 3)
U.S. government and government agencies	$1,770,235	$1,770,235	$817,769	$952,466	$
Non-U.S. government and government agencies	280,156	280,156		280,156
Corporate	1,361,970	1,361,970		1,361,970
States, municipalities and political subdivisions	369,619	369,619		369,619
Mortgage backed	2,089,937	2,089,937		2,089,937
Asset backed	160,112	160,112		160,112

Total fixed maturity investments, available for sale	6,032,029	6,032,029
Total other invested assets, fair value	69,902	69,902	21,329		48,573
Total other invested assets, available for sale	55,199	55,199		55,199

Total investments	6,157,130	6,157,130

Senior notes	498,796	377,500		377,500
     The following describes the valuation techniques used by the Company to determine the fair value of financial instruments held as of December 31, 2008.
     U.S. government and U.S. government agencies: Comprised primarily of bonds issued by the U.S. Treasury, the Federal Home Loan Bank, the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association. The fair values of the Company’s U.S. government securities are based on quoted market prices in active markets and are included in the Level 1 fair value hierarchy. The Company believes the market for U.S. Treasury securities is an actively traded market given the high level of daily trading volume. The fair values of U.S. government agency securities are priced using the spread above the risk-free yield curve. As the yields for the risk-free yield curve and the spreads for these securities are observable market inputs, the fair values of U.S. government agency securities are included in the Level 2 fair value hierarchy.
     Non-U.S. government and government agencies: Comprised of fixed income obligations of non-U.S. governmental entities. The fair values of these securities are based on prices obtained from broker/dealers and international indices and are included in the Level 2 fair value hierarchy.
     Corporate: Comprised of bonds issued by corporations that on acquisition are rated BBB-/Baa3 or higher provided that, in aggregate, corporate bonds with ratings of BBB-/Baa3 do not constitute more than 5% of the market value of the Company’s fixed income securities and are diversified across a wide range of issuers and industries. The fair values of corporate bonds that are short-term are priced using spread above the London Interbank Offering Rate yield curve, and the fair value of corporate bonds that are long-term are priced using the spread above the risk-free yield curve. The spreads are sourced from broker/dealers, trade prices and the new issue market. As the significant inputs used to price corporate bonds are observable market inputs, the fair values of corporate bonds are included in the Level 2 fair value hierarchy.
     States, municipalities and political subdivisions: Comprised of fixed income obligations of U.S. domiciled state and municipality entities. The fair values of these securities are based on prices obtained from broker/dealers and the new issue market, and are included in the Level 2 fair value hierarchy.
     Mortgage-backed: Principally comprised of AAA-rated pools of residential and commercial mortgages originated by both agency (such as the Federal National Mortgage Association) and non-agency originators. The fair values of mortgage-backed securities originated by U.S. government agencies and non-U.S. government agencies are based on a pricing model that incorporates prepayment speeds and spreads to determine appropriate average life of mortgage-backed securities. The spreads are sourced from broker/dealers, trade prices and the new issue market. As the significant inputs used to price the mortgage-backed securities are observable market inputs, the fair values of these securities are included in the Level 2 fair value hierarchy.
     Asset-backed: Principally comprised of AAA-rated bonds backed by pools of automobile loan receivables, home equity loans and credit card receivables originated by a variety of financial institutions. The fair values of asset-backed securities are priced using

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
prepayment speed and spread inputs that are sourced from the new issue market. As the significant inputs used to price the asset-backed securities are observable market inputs, the fair values of these securities are included in the Level 2 fair value hierarchy.
     Other invested assets, at fair value: Comprised of hedge funds invested in a range of diversified strategies as well as equity securities and preferred stock. The fair values of the hedge funds are based on the net asset value of the funds as reported by the fund manager less a liquidity discount where hedge fund investments contain lock-up provisions that prevent immediate dissolution. The Company considers these lock-up provisions to be obligations that market participants would assign a value to in determining the price of these hedge funds, and as such have considered these obligations in determining the fair value measurement of the related hedge funds. The liquidity discount was estimated by calculating the value of a protective put over the lock-up period. The protective put measures the risk of holding a restricted asset over a certain time period. The Company used the Black-Scholes option-pricing model to estimate the value of the protective put for each hedge fund. The aggregate liquidity discount recognized during the year ended December 31, 2008 was $310. The net asset value and the liquidity discount are significant unobservable inputs, and as such the fair values of the Company’s hedge funds are included in the Level 3 fair value hierarchy. The fair values of the equity securities are quoted prices from market exchanges, and therefore included in the Level 1 fair value hierarchy.
     Other invested assets available for sale: Comprised of an open-end global high-yield bond fund that invests in non-investment grade bonds issued by various issuers and industries. The fair value of the global high-yield bond fund is based on the net asset value as reported by the fund manager. The net asset value is an observable input as it is traded on a market exchange on a daily basis. The fair value of the global high-yield bond fund is included in the Level 2 fair value hierarchy.
     Senior notes: The fair value of the senior notes is based on trades as reported in Bloomberg, which was 75.5% of their principal amount, providing an effective yield of 12.6% as of December 31, 2008. The fair value of the senior notes is included in the Level 2 fair value hierarchy.
     The following is a reconciliation of the beginning and ending balance of financial instruments using significant unobservable inputs (Level 3) for the year ended December 31, 2008. The roll-forward includes our hedge fund investments.

Year Ended
December 31,
2008
Opening balance	$241,435
Total gains or losses included in earnings:
Realized gains	12,159
Change in fair value of hedge fund investments	(77,886)
Purchases or (sales)	(127,135)
Transfers in and/or out of Level 3	—

Ending balance, December 31, 2008	$48,573

     The total change in fair value of hedge fund investments during the year ended December 31, 2008 of ($77,886) included a change in fair value of hedge fund investments still held as of December 31, 2008 of ($65,381).
6. RESERVE FOR LOSSES AND LOSS EXPENSES
     The reserve for losses and loss expenses consists of the following:

	2008	2007
OSLR	$1,132,931	$963,438
IBNR	3,443,897	2,956,334

Reserve for losses and loss expenses	$4,576,828	$3,919,772

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     The table below is a reconciliation of the beginning and ending liability for unpaid losses and loss expenses for the years ended December 31, 2008, 2007 and 2006. Losses incurred and paid are reflected net of reinsurance recoveries.

	2008	2007	2006
Gross liability at beginning of year	$3,919,772	$3,636,997	$3,405,353
Reinsurance recoverable at beginning of year	(682,765)	(689,105)	(716,333)

Net liability at beginning of year	3,237,007	2,947,892	2,689,020

Acquisition of net reserve for losses and loss expenses	298,927	—	—
Net losses incurred related to:
Current year	921,217	805,417	849,850
Prior years	(280,095)	(123,077)	(110,717)

Total incurred	641,122	682,340	739,133

Net paid losses related to:
Current year	79,037	32,599	27,748
Prior years	395,163	365,251	455,079

Total paid	474,200	397,850	482,827

Foreign exchange revaluation	(14,342)	4,625	2,566
Net liability at end of year	3,688,514	3,237,007	2,947,892
Reinsurance recoverable at end of year	888,314	682,765	689,105

Gross liability at end of year	$4,576,828	$3,919,772	$3,636,997

     The net reserve for losses and loss expenses acquired of $298,927 represents the reserves acquired from Darwin during the year ended December 31, 2008. The net reserve for losses and loss expenses acquired from the acquisition of Finial Insurance Company was nil as the gross reserve for losses and loss expenses is 100% ceded to National Indemnity Company, an affiliate of Berkshire Hathaway Inc.
     For the year ended December 31, 2008, the Company had net favorable reserve development in each of its segments due to actual loss emergence being lower than the initial expected loss emergence. The majority of the net favorable reserve development was recognized in the international insurance segment, as well as net favorable reserve development related to the 2004 and 2005 windstorms in our international insurance and reinsurance segments.
     For the year ended December 31, 2007, the favorable reserve development in net losses incurred related to prior years was primarily due to actual loss emergence being lower than the initial expected loss emergence. The net favorable reserve development in the Company’s U.S. insurance segment consisted of favorable reserve development in the general casualty and healthcare lines of business for the 2002 through 2004 loss years and the general property line of business for the 2002, 2003, 2006 and 2007 loss years, and unfavorable reserve development for the Company’s general property line of business for the 2004 loss year. The net favorable reserve development in the Company’s international insurance segment consisted of favorable reserve development in the professional liability, healthcare, general property and energy lines of business for the 2002 through 2004, and 2006 loss years and the general casualty line of business for the 2004 loss year, and unfavorable reserve development for the Company’s professional liability line of business for the 2003 and 2005 loss years, the general casualty line of business for the 2002 loss year and the general property and energy lines of business for the 2005 loss year. The unfavorable reserve development recognized in the U.S. insurance and international insurance segments was due to higher than anticipated loss emergence for those loss years. The net favorable reserve development in the Company’s reinsurance segment consisted of favorable reserve development in the Company’s property and accident and health reinsurance lines of business for the 2004 and 2005 loss years. In addition, the Company recognized net favorable development related to the 2004 and 2005 windstorms, which was due to lower than anticipated reported loss activity over the past 12 months.
     For the year ended December 31, 2006, the favorable reserve development in net losses incurred related to prior years was primarily due to actual loss emergence in the non-casualty lines of business and the casualty claims-made lines of business being lower than the initial expected loss emergence. The majority of this development related to the international insurance segment mainly in relation to continued low loss emergence on 2002 through 2004 loss year business. A lesser portion of the development was recognized in the U.S. insurance segment. The reinsurance segment added to the favorable development relating to catastrophe and certain workers compensation catastrophe business.
     While the Company has experienced favorable development, there is no assurance that conditions and trends that have affected the development of liabilities in the past will continue. It is not appropriate to extrapolate future redundancies based on prior years’

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
development. The methodology of estimating loss reserves is periodically reviewed to ensure that the key assumptions used in the actuarial models continue to be appropriate.
7. CEDED REINSURANCE
     The Company purchases reinsurance to reduce its net exposure to losses. Reinsurance provides for recovery of a portion of gross losses and loss expenses from its reinsurers. The Company remains liable to the extent that its reinsurers do not meet their obligations under these agreements and the Company therefore regularly evaluates the financial condition of its reinsurers and monitors concentration of credit risk. The Company believes that as of December 31, 2008 its reinsurers are able to meet, and will meet, all of their obligations under the agreements. The amount of reinsurance recoverable is as follows:

	2008	2007
OSLR recoverable	$330,816	$289,212
IBNR recoverable	557,498	393,553

Reinsurance recoverable	$888,314	$682,765

     The Company purchases both facultative and treaty reinsurance. For facultative reinsurance, the amount of reinsurance recoverable on paid losses as of December 31, 2008 and 2007 was $4,033 and $9,043, respectively. For treaty reinsurance, the right of offset between losses and premiums generally exists within the treaties. As a result, the net balance of reinsurance recoverable from or payable to the reinsurer has been included in “insurance balances receivable” or “reinsurance balances payable,” respectively, on the consolidated balance sheets. The amounts representing the reinsurance recoverable on paid losses included in these balances as of December 31, 2008 and 2007 were $37,354 and $30,258, respectively. In addition with the purchase of Darwin, the Company has excess of loss reinsurance structured on a variable-rate basis. For these variable-rate reinsurance treaties, the ceded premium incurred is determined by the loss ratio on the business subject to the reinsurance treaty. As the expected ultimate loss ratio increases or decreases, the ceded premiums and losses recoverable from reinsurers will also increase or decrease proportionally within a minimum and maximum range for ceded premium and subject to a loss ratio cap for losses recoverable.
     Direct, assumed, ceded net premiums written and earned and losses and loss expenses incurred for the years ended December 31, 2008, 2007 and 2006 are as follows:

			Losses and
	Premiums	Premiums	Loss
	Written	Earned	Expenses
December 31, 2008
Direct	$1,015,444	$997,619	$578,284
Assumed	430,140	466,296	239,236
Ceded	(338,356)	(347,010)	(176,398)

	$1,107,228	$1,116,905	$641,122

December 31, 2007
Direct	$969,450	$1,003,924	$577,701
Assumed	536,059	504,300	294,427
Ceded	(352,399)	(348,282)	(189,788)

	$1,153,110	$1,159,942	$682,340

December 31, 2006
Direct	$1,086,290	$1,051,317	$699,528
Assumed	572,735	533,089	284,368
Ceded	(352,429)	(332,396)	(244,763)

	$1,306,596	$1,252,010	$739,133

     Of the premiums ceded during the year ended December 31, 2008, approximately 56% were ceded to four reinsurers. Of the premiums ceded during the years ended December 31, 2007 and 2006, 41% and 40%, respectively, were ceded to two reinsurers.
8. DEBT AND FINANCING ARRANGEMENTS
     On March 30, 2005, the Company entered into a seven-year credit agreement with the Bank of America, N.A. and a syndicate of commercial banks. The total borrowing under this facility was $500,000 at a floating rate of the appropriate LIBOR rate as periodically agreed to by the Company and the Lenders, plus an applicable margin based on the Company’s financial strength rating

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
from A.M. Best Company, Inc. Included in “interest expense” in the consolidated statements of operations and comprehensive income is the interest expense for this facility in the amount of nil, nil and $15,425, and related loan arrangement fee expense of nil, nil and $724 for the years ended December 31, 2008, 2007 and 2006, respectively. In July 2006, in accordance with the terms of this credit agreement, $157,925 of the net proceeds from the IPO and the exercise of the underwriters’ over-allotment option were used to pre-pay a portion of the outstanding principal.
     On July 21, 2006, the Company issued $500,000 aggregate principal amount of 7.50% Senior Notes due August 1, 2016 (“Senior Notes”), with interest on the notes payable on August 1 and February 1 of each year, commencing on February 1, 2007. The Senior Notes were offered by the underwriters at a price of 99.71% of their principal amount, providing an effective yield to investors of 7.54%. The Company used a portion of the proceeds from the Senior Notes to repay the outstanding amount of the existing credit agreement described above as well as to provide additional capital to its subsidiaries and for other general corporate purposes. Included in “interest expense” in the consolidated statements of operations and comprehensive income for the years ended December 31, 2008, 2007 and 2006, is the interest expense of $37,596, $37,421 and $16,250, the amortization of the discount in the amount of $114, $106 and $41, and the amortization of offering costs amounting to $345, $321 and $126, respectively. Interest payable on the Senior Notes at December 31, 2008 and 2007 was $15,625 and is included in “accounts payable and accrued liabilities” on the consolidated balance sheets.
     The Senior Notes can be redeemed by the Company prior to maturity subject to payment of a “make-whole” premium. The Company has no current expectations of calling the notes prior to maturity. The Senior Notes contain certain covenants that include (i) limitation on liens on stock of designated subsidiaries; (ii) limitation as to the disposition of stock of designated subsidiaries; and (iii) limitations on mergers, amalgamations, consolidations or sale of assets. The Company is in compliance with all covenants as of December 31, 2008.
     Events of default include (i) the default in the payment of any interest or principal on any outstanding notes, and the continuance of such default for a period of 30 days; (ii) the default in the performance, or breach, of any of the covenants in the indenture (other than a covenant added solely for the benefit of another series of debt securities) and continuance of such default or breach for a period of 60 days after the Company has received written notice specifying such default or breach; and (iii) certain events of bankruptcy, insolvency or reorganization. Where an event of default occurs and is continuing, either the trustee of the Senior Notes or the holders of not less than 25% in principal amount of the Senior Notes may have the right to declare that all unpaid principal amounts and accrued interest then outstanding be due and payable immediately.
     The Company has a collateralized, amended letter of credit facility (the “Credit Facility”) with Citibank Europe plc. that has been and will continue to be used to issue standby letters of credit. The Credit Facility was amended in December 2008 to provide the Company with greater flexibility in the types of securities that are eligible to be posted as collateral and to increase the maximum aggregate amount available under the Credit Facility from $750,000 to $900,000 on an uncommitted basis.
     In November 2007, the Company entered into a $800,000 five-year senior credit facility (the “Facility”) with a syndication of lenders. The Facility consists of a $400,000 secured letter of credit facility for the issuance of standby letters of credit (the “Secured Facility”) and a $400,000 unsecured facility for the making of revolving loans and for the issuance of standby letters of credit (the “Unsecured Facility”). Both the Secured Facility and the Unsecured Facility have options to increase the aggregate commitments by up to $200,000, subject to approval of the lenders. The Facility will be used for general corporate purposes and to issue standby letters of credit. The Facility contains representations, warranties and covenants customary for similar bank loan facilities, including a covenant to maintain a ratio of consolidated indebtedness to total capitalization as of the last day of each fiscal quarter or fiscal year of not greater than 0.35 to 1.0 and a covenant under the Unsecured Facility to maintain a certain consolidated net worth. In addition, each material insurance subsidiary must maintain a financial strength rating from A.M Best Company of at least A- under the Unsecured Facility and of at least B++ under the Secured Facility. Concurrent with this new Facility, the Company terminated the Letter of Credit Facility with Barclays Bank Plc and all outstanding letters of credit issued thereunder were transferred to the Secured Facility. The Company is in compliance with all covenants under the Facility as of December 31, 2008.
     There are a total of 13 lenders which make up the Facility syndication and which have varying commitments ranging from $20,000 to $87,500. Of the 13 lenders, four have commitments of $87,500 each, four have commitments of $62,500 each, four have commitments of $45,000 each and one has a commitment of $20,000. One of the lenders in the Facility with a $20,000 commitment has declared bankruptcy under Chapter 11 of the U.S. Bankruptcy Code. The Company does not expect this lender to be able to meet its commitment under the Facility.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     In November 2008, the Company requested a $250,000 borrowing under Unsecured Facility. The Company requested the borrowing to ensure the preservation of its financial flexibility in light of the current uncertainty in the credit markets. On November 21, 2008, the Company received $243,750 of loan proceeds from the borrowing, as $6,250 was not received from the lender in bankruptcy. The interest rate on the borrowing is 2.588% and the interest accrued at December 31, 2008 was $688.
9. GOODWILL AND INTANGIBLE ASSETS
     The following table shows an analysis of goodwill and intangible assets for the years ended December 31, 2008, 2007 and 2006:

		Intangible assets
		with indefinite	Intangible assets
	Goodwill	lives	with finite lives	Total
Net balance at December 31, 2006	$—	$3,920	$—	$3,920
Additions	—	—	—	—
Amortization	—	—	—	—

Net balance at December 31, 2007	—	3,920	—	3,920
Additions	268,532	20,000	48,200	336,732
Amortization	—	—	(710)	(710)

Net balance at December 31, 2008	268,532	23,920	47,490	339,942

Gross balances	268,532	23,920	48,200	340,652
Accumulated amortization	—	—	(710)	(710)

Net balance	$268,532	$23,920	$47,490	$339,942

     On February 29, 2008, the Company completed the purchase of Finial Insurance Company. The fair value of the insurance licenses acquired was $12,000 at acquisition and was recorded as an intangible asset with an indefinite life. The Company also recognized goodwill of $3,917 related to the acquisition.
     On October 20, 2008, the Company completed the purchase of Darwin. The fair value of the insurance licenses acquired was $8,000 at acquisition and was recorded as an intangible asset with an indefinite life. The fair value of the trademark, renewal rights, covenants-not-to-compete and the internally developed software acquired was $48,200 at acquisition and was recorded as intangible assets with finite lives. The amortization of the intangible assets with finite lives for the years ended December 31, 2009, 2010, 2011, 2012, 2013 and thereafter will be $4,227, $3,977, $3,471, $3,027, $3,027 and $29,761, respectively. The Company also recognized goodwill of $264,615 related to the acquisition.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
10. INCOME TAXES
     Under current Bermuda law, Holdings and its Bermuda subsidiaries are not required to pay taxes in Bermuda on either income or capital gains. Holdings and Allied World Assurance Company, Ltd have received an assurance from the Bermuda Minister of Finance under the Exempted Undertakings Tax Protection Act 1966 of Bermuda, that in the event of any such taxes being imposed, Holdings and Allied World Assurance Company, Ltd will be exempted until March 28, 2016.
     Certain subsidiaries of Holdings file U.S. federal income tax returns and various U.S. state income tax returns, as well as income tax returns in the U.K. and Ireland. The tax years open to examination by the U.S. Internal Revenue Service for the U.S. subsidiaries are the fiscal years from 2005 to the present. The 2007 fiscal tax year remains open to examination by the Inland Revenue for the U.K. branches. The tax years open to examination by Irish Revenue Commissioners for the Irish subsidiaries are the fiscal years from 2004 to the present. To the best of the Company’s knowledge, there are no examinations pending by the U.S. Internal Revenue Service, the Inland Revenue or the Irish Revenue Commissioners.
     Management has deemed all material tax positions to have a greater than 50% likelihood of being sustained based on technical merits if challenged. The Company does not expect any material unrecognized tax benefits within 12 months of December 31, 2008.
     Income tax (recovery) expense for the years ended December 31, 2008, 2007 and 2006 are as follows:

	2008	2007	2006
Current income tax expense	$10,220	$6,730	$6,102
Deferred income tax recovery	(17,853)	(5,626)	(1,111)

Income tax (recovery) expense	$(7,633)	$1,104	$4,991

     As of December 31, 2008 and 2007, the current tax liability was $2,396 and $2,851, respectively, and has been included in “accounts payable and accrued liabilities” on the consolidated balance sheets.
     Deferred income taxes reflect the tax impact of temporary differences between the carrying amounts of assets and liabilities for financial reporting and income tax purposes. The significant components of the net deferred tax assets as of December 31, 2008 and 2007 are as follows:

	2008	2007
Deferred tax assets:
Unearned premium	$9,894	$926
Realized gains	1,286	254
Deferred acquisition costs	896	4,050
Reserve for losses and loss expenses	15,799	4,014
Equity compensation	11,100	1,183
Other-than-temporary impairments	15,329	—
Mark-to-market on securities acquired	11,114	—
Unrealized translation on investments in foreign currency	1,771	—
Other deferred tax assets	—	336

Total deferred tax assets	67,189	10,763

Deferred tax liabilities:
Unrealized (appreciation) depreciation and timing difference on investments	(17,085)	(1,025)
Intangible assets	(22,483)	—
Market discount on bonds	(4,350)	—
Unrealized translation on investments in foreign currency	—	(4,857)
Other deferred tax liabilities	(819)	—

Total deferred tax liabilities	(44,737)	(5,882)

Net deferred tax assets	$22,452	$4,881

     Management believes it is more likely than not that the tax benefit of the net deferred tax assets will be realized.
     The expected tax provision has been calculated using the pre-tax accounting income in each jurisdiction multiplied by that jurisdiction’s applicable statutory tax rate. The actual income tax rates for the years ended December 31, 2008, 2007 and 2006 differed

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
from the amount computed by applying the effective rate of 0% under Bermuda law to income before income taxes as a result of the following:

	2008	2007	2006
Income before taxes	$176,002	$470,286	$447,829
Expected tax rate	0.0%	0.0%	0.0%
Foreign taxes at local expected tax rates	(3.2)%	0.3%	1.1%
Statutory adjustments	0.0%	0.0%	0.0%
Disallowed expenses and capital allowances	0.3%	0.2%	0.0%
Prior year refunds and adjustments	(1.1)%	(0.2)%	(0.1)%
Other	(0.4)%	(0.1)%	0.1%

Effective tax rate	(4.4)%	0.2%	1.1%

11. SHAREHOLDERS’ EQUITY
a) Authorized Shares
     The authorized share capital of Holdings as at December 31, 2008 and 2007 was $10,000. The issued share capital consists of the following:

	2008	2007
Common shares issued and fully paid, par value $0.03 per share	49,036,159	48,741,927

Share capital at end of year	$1,471	$1,462

     As of December 31, 2008, there were outstanding 35,455,701 voting common shares and 13,580,458 non-voting common shares.
b) Share Warrants
     In conjunction with the private placement offering at the formation of the Company, the Company granted warrant agreements to certain founding shareholders to acquire up to 5,500,000 common shares at an exercise price of $34.20 per share. These warrants are exercisable in certain limited conditions, including a public offering of common shares, and expire November 21, 2011. Any cash dividends paid to shareholders do not impact the exercise price of $34.20 per share for these founder warrants. There are various restrictions on the ability of warrant holders to dispose of their shares. As of December 31, 2008, none of these founder warrants have been exercised.
c) Dividends
     The Company paid quarterly dividends of $0.18 per common share on each of April 3, 2008, June 12, 2008, September 11, 2008 and December 11, 2008, payable to shareholders of record on March 18, 2008, May 27, 2008, August 26, 2008 and November 25, 2008, respectively.
     The Company paid quarterly dividends of $0.15 per common share on each of April 5, 2007, June 14, 2007 and September 13, 2007, payable to shareholders of record on March 20, 2007, May 29, 2007 and August 28, 2007, respectively. The Company paid a quarterly dividend of $0.18 per common share on December 20, 2007 payable to shareholders of record on December 4, 2007.
d) Shares acquired
     In December 2007, the Company entered into a stock purchase agreement with American International Group, Inc. (“AIG”), one of the Company’s founding shareholders, pursuant to which the Company purchased an AIG subsidiary holding 11,693,333 common shares of Holdings. The shares were the subsidiary’s sole asset and equated to approximately 19.4% of Holdings’ common shares outstanding prior to the purchase. The purchase price per share was $48.19 for an aggregate price of $563,444 and was based on a 0.5% discount from the volume-weighted average trading price of Holdings’ common shares during the ten consecutive trading-day period leading up to December 14, 2007.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
12. EMPLOYEE BENEFIT PLANS
a) Employee Stock Option Plan
     In 2001, the Company implemented the Allied World Assurance Holdings, Ltd 2001 Employee Warrant Plan, which was subsequently amended and restated and renamed the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2001 Employee Stock Option Plan (the “Plan”). The Plan was converted into a stock option plan as part of the IPO and the warrants that were previously granted thereunder were converted to options and remain outstanding with the same exercise price and vesting period. Under the Plan, up to 4,000,000 common shares of Holdings may be issued. Holdings has filed a registration statement on Form S-8 under the Securities Act of 1933, as amended, to register common shares issued or reserved for issuance under the Plan. These options are exercisable in certain limited conditions, expire after 10 years, and generally vest pro-rata over four years from the date of grant. The exercise price of options issued are determined by the compensation committee of the Board of Directors but shall not be less than 100% of the fair market value of the common shares of Holdings on the date the option award is granted.

	Year Ended December 31, 2008
		Weighted
		Average	Weighted Average	Aggregate
	Options	Exercise Price	Contractual Term	Intrinsic Value
Outstanding at beginning of year	1,223,875	$31.03
Granted	323,300	41.46
Exercised	(148,488)	(27.56)
Forfeited	(37,454)	(39.75)
Expired	(3,082)	(42.81)

Outstanding at end of year	1,358,151	33.63	6.5 years	$10,807

Exercisable at end of year	751,252	$28.73	4.9 years	$9,087

     The total intrinsic value of options exercised during the years ended December 31, 2008, 2007 and 2006 was $2,403, $3,656 and $141, respectively.
     Assumptions used in the option-pricing model for the options revalued at the time of the IPO, and for those issued subsequent to the IPO are as follows:

	Options revalued	Options granted
	at the time of	after the IPO and	Options granted	Options granted
	the IPO on	prior to	During The Year Ended	During The Year Ended
	July 11, 2006	December 31, 2006	December 31, 2007	December 31, 2008
Expected term of option	6.25 years	6.25 years	6.25 years	6.25 years
Weighted average risk-free interest rate	5.11%	4.64%	4.60%	2.58%
Weighted average expected volatility	23.44%	23.68%	22.82%	24.22%
Dividend yield	1.50%	1.50%	1.50%	1.66%
Weighted average fair value on grant date	$11.08	$11.34	$12.05	$9.63

     Prior to the second quarter of 2006, the calculation of the compensation expense associated with the options had been made by reference to the book value per share of the Company as of the end of each period and was deemed to be the difference between such book value per share and the exercise price of the individual options. The book value of the Company approximated its fair value. The use of a fair value other than the book value was first implemented for the period ended June 30, 2006. The fair value of each option outstanding at June 30, 2006 was determined using the Black-Scholes option-pricing model. Although the IPO was subsequent to June 30, 2006, the best estimate of the fair value of the common shares at that time was the IPO price of $34.00 per share. This amount was used in the model for June 30, 2006, and the Plan was accounted for as a “liability plan” in accordance with FAS 123(R). The compensation expense recorded for the period ended June 30, 2006 included a one-time expense of $2,582, which was the difference between the fair value of the options on June 30, 2006 using the Black-Scholes option-pricing model and the amount previously expensed.
     The combined amendment to the Plan and the IPO of the Company constituted a “modification” to the Plan in accordance with FAS 123(R). The modification to the Plan qualifies it as an “equity plan” in accordance with FAS 123(R) and as such, associated liabilities at the time of modification have been, and future compensation expenses will be, included in “additional paid-in capital” on the consolidated balance sheets.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     There is limited historical data available for the Company to base the expected term of the options. As these options are considered to have standard characteristics, the Company has used the simplified method to determine expected life as set forth in the SEC’s Staff Accounting Bulletins 107 and 110. Likewise, as the Company recently became a public company in July 2006, there is limited historical data available to it on which to base the volatility of its stock. As such, the Company used the average of five volatility statistics from comparable companies, as well as the Company’s volatility for grants in 2008, in order to derive the volatility values above. The Company has also assumed an annual forfeiture rate of 4.91% in determining the compensation expense.
     Compensation expense of $2,405, $2,551 and $3,164 relating to the options have been included in “general and administrative expenses” in the Company’s consolidated statement of operations and comprehensive income for the years ended December 31, 2008, 2007 and 2006, respectively. As of December 31, 2008 and 2007, the Company has recorded in “additional paid-in capital” on the consolidated balance sheets an amount of $18,375 and $11,840, respectively, in connection with all options granted. This amount includes a one-time adjustment of $6,185 to re-classify the Plan as an “equity plan” in accordance with FAS 123(R). During the year ended December 31, 2008, the Company received cash upon the exercise of stock options of $4,046.
     As of December 31, 2008, there was remaining $4,642 of total unrecognized compensation expense related to unvested options granted under the Plan. This expense is expected to be recognized over a weighted-average period of 1.8 years.
b) Stock Incentive Plan
     In 2004, the Company implemented the Allied World Assurance Holdings, Ltd 2004 Stock Incentive Plan, which was subsequently amended, restated and renamed the Allied World Assurance Company Holdings, Ltd Second Amended and Restated 2004 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan provides for grants of restricted stock, RSUs, dividend equivalent rights and other equity-based awards. A total of 2,000,000 common shares may be issued under the Stock Incentive Plan. To date, only RSUs have been granted. These RSUs generally vest in the fourth or fifth year from the original grant date, or pro-rata over four years from the date of the grant.

	Year Ended December 31, 2008
		Weighted Average
		Grant Date
	RSUs	Fair Value
Outstanding RSUs at beginning of year	820,890	$36.09
RSUs granted	357,811	38.80
RSUs fully vested	(144,686)	(37.32)
RSUs forfeited	(62,308)	(37.50)

Outstanding RSUs at end of year	971,707	$36.81

     For those RSUs outstanding at the time of the first amendment in June 2006, the modification to the Stock Incentive Plan required a revaluation of the RSUs based on the fair market value of the common shares at the time of the IPO. The vesting period remained the same. Subsequent to the IPO, compensation expense for the RSUs is based on the fair market value per common share of the Company as of the respective grant dates and is recognized over the vesting period. The modification of the Stock Incentive Plan changed the accounting from a liability plan to an equity plan in accordance with FAS 123(R). As such, all accumulated amounts due under the Stock Incentive Plan were transferred to additional paid-in capital on the consolidated balance sheet.
     Compensation expense of $7,988, $7,418 and $3,759 relating to the issuance of the RSUs has been recognized in “general and administrative expenses” in the Company’s consolidated statements of operations and comprehensive income for the years ended December 31, 2008, 2007 and 2006, respectively. The compensation expense for the RSUs is based on the fair market value of Holdings’ common shares at the time of grant. The Company has assumed an annual forfeiture rate of 4.30% in determining the compensation expense over the service period. The RSUs vested in 2008, 2007 and 2006 had intrinsic values of $6,663, $1,678 and $71 at the time of vesting, based on average market values per share of $46.05, $43.60 and $42.35, respectively.
     As of December 31, 2008 and 2007, the Company has recorded $20,247 and $12,337, respectively, in “additional paid-in capital” on the consolidated balance sheets in connection with the RSUs awarded.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     As of December 31, 2008, there was remaining $22,151 of total unrecognized compensation expense related to unvested RSUs awarded. This expense is expected to be recognized over a weighted-average period of 2.1 years. Based on a December 31, 2008 market value of $40.60 per share, the outstanding RSUs had an intrinsic value of $39,451 as of December 31, 2008.
c) Long-Term Incentive Plan
     In May 2006, the Company implemented the LTIP, which it amended and restated in November 2007. The LTIP provides for performance based equity awards to key employees in order to promote the long-term growth and profitability of the Company. Each award represents the right to receive a number of common shares in the future, based upon the achievement of established performance criteria during the applicable three-year performance period. A total of 2,000,000 common shares may be issued under the LTIP. The awards granted in 2008 will vest after the fiscal year ending December 31, 2010 or in the fourth or fifth year from the original grant date, subject to the achievement of the performance conditions and terms of the LTIP. The awards granted in 2007 will vest after the fiscal year ending December 31, 2009, subject to the achievement of the performance conditions and terms of the LTIP.

	Year Ended December 31, 2008
		Weighted Average
		Grant Date
	LTIP	Fair Value
Outstanding LTIP awards at beginning of year	590,834	$40.09
LTIP awards granted	507,152	43.27
LTIP awards subject to accelerated vesting	(11,667)	34.00
LTIP awards forfeited	(20,000)	43.40

Outstanding LTIP awards at end of year	1,066,319	$41.61

     Compensation expense of $17,820, $12,522 and $3,882 relating to the LTIP has been recognized in “general and administrative expenses” in the Company’s consolidated statements of operations and comprehensive income for the years ended December 31, 2008, 2007 and 2006, respectively. The compensation expense for the LTIP is based on the fair market value of the Company’s common shares at the time of grant. The LTIP is deemed to be an equity plan and as such, $34,206 and $16,403 have been included in “additional paid-in capital” on the consolidated balance sheets as of December 31, 2008 and 2007 respectively.
     In calculating the compensation expense and in the determination of share equivalents for the purpose of calculating diluted earnings per share, it is estimated for the LTIP awards granted in 2007 and 2006 that the maximum performance goals as set by the LTIP are likely to be achieved over the performance period. Based on the performance goals, the LTIP awards granted in 2007 and 2006 are expensed at 150% of the fair market value of Holdings’ common shares on the date of grant. For the LTIP awards granted in 2008, it is estimated that the target performance goals as set by the LTIP are likely to be achieved over the performance period. Based on the performance goals, the LTIP awards granted in 2008 are expensed at 100% of the fair market value of Holdings’ common shares on the date of grant. The expense is recognized over the performance period.
     As of December 31, 2008, there was remaining $22,767 of total unrecognized compensation expense related to unvested LTIP awards. This expense is expected to be recognized over a period of 1.9 years. Based on a December 31, 2008 market value of $40.60 per share, the outstanding LTIP awards had an intrinsic value of $54,644 as of December 31, 2008.
     The following table shows the stock compensation expense relating to the stock options, RSUs and LTIP awards for the years ended December 31, 2008, 2007 and 2006.

	For the Years Ended December 31,
	2008	2007	2006
Stock Options	$2,405	$2,551	$3,164
RSUs	7,988	7,418	3,759
LTIP	17,820	12,522	3,882

Total	$28,213	$22,491	$10,805

     As part of the acquisition of Darwin, the Company assumed Darwin’s Long Term Incentive Plan (“Darwin LTIP”) that it had implemented for certain of its key employees. Initially, the Darwin LTIP allocated 20% of the underwriting profit for each year (premiums net of losses and expenses) plus 20% of the investment income based on average net assets outstanding in each year (at a deemed interest rate equal to the 10 year U.S. Treasury note rate) to the Darwin LTIP participants, based on their assigned percentage interests. Interests in these profit pools vest over a four-year period. The payments due are made in increments over the fourth, fifth and sixth years.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     Effective January 1, 2006, the Darwin LTIP was modified to reflect changes in the calculation of the underwriting profitability allocated to the participants of the Darwin LTIP. For 2006 and later years, the amount allocated to the participants is calculated as an amount equal to 20% of the underwriting profit less an amount equal to 5% of net premiums earned. In addition, imputed investment income will no longer be credited to the pool participants.
     The Darwin LTIP is intended to produce payouts consistent with long-term profitability. Accordingly, the right of offset exists where, in the event that any year produces a negative underwriting result, this negative amount would be offset against credits available under the profit pool established for another year. This offset can be applied against any of the unpaid year balances whether prior or subsequent to the year in question. At December 31, 2008, the Company had recorded liabilities of $18,640 for the LTIP in “accounts payable and accrued expenses” on the consolidated balance sheets. The Company recognized $3,125 in expenses related to the Darwin LTIP during the year ended December 31, 2008, which have been included in “general and administrative expenses” in the Company’s consolidated statements of operations and comprehensive income. There will not be any new grants under the Darwin LTIP, and it has been put into run-off. Any future awards will be granted from the Company’s LTIP.
d) Pension Plans
     The Company provides defined contribution retirement plans for its employees and officers. Pursuant to the employees’ plan, each participant can contribute 5% or more of their salary and the Company will contribute an amount equal to 5% of each participant’s salary, or more depending on the participant’s length of service. Officers are also eligible to participate in one of various supplementary retirement plans, in which each participant may contribute up to 25% of their annual base salary. The Company will contribute to the officer plans an amount equal to 10% of each officer’s annual base salary. Prior to April 1, 2008, base salary was capped at $200 per year for pension purposes. Effective as of April 1, 2008, the Company contributes under the SERP up to 10% of a participant’s annual base salary in excess of the then-effective maximum amount of annual compensation that could be taken into account under a qualified plan under the Internal Revenue Code, as established by the Internal Revenue Service from time to time, with an annual base salary cap of $600. The amount that an individual employee or officer can contribute may also be subject to any regulatory requirements relating to the country of which the individual is a citizen. The amounts funded and expensed during the years ended December 31, 2008, 2007 and 2006 were $3,364, $3,504 and $2,864, respectively.
e) Employee Share Purchase Plan
     In 2008, the Company established the Allied World Assurance Company Holdings, Ltd 2008 Employee Share Purchase Plan (“ESPP”). Under this plan, eligible employees of the Company may purchase common stock of the Company at a 15% discount from the fair market value of one common share on the last trading day of each offering period. Employees purchase a variable number of shares of stock through payroll deductions elected as of the beginning of the offering period. The Company may sell up to 1,000,000 shares of stock to eligible employees under the ESPP. The amount expensed during the year ended December 31, 2008 was $62.
13. EARNINGS PER SHARE
     The following table sets forth the comparison of basic and diluted earnings per share:

	2008	2007	2006
Basic earnings per share
Net income	$183,635	$469,182	$442,838
Weighted average common shares outstanding	48,936,912	59,846,987	54,746,613

Basic earnings per share	$3.75	$7.84	$8.09

	2008	2007	2006
Diluted earnings per share
Net income	$183,635	$469,182	$442,838
Weighted average common shares outstanding	48,936,912	59,846,987	54,746,613
Share equivalents:
Options and warrants	1,046,185	1,807,903	1,630,501
Restricted stock units	419,936	349,760	438,370
LTIP awards	744,182	326,515	299,688

Weighted average common shares and common share equivalents outstanding — diluted	51,147,215	62,331,165	57,115,172

Diluted earnings per share	$3.59	$7.53	$7.75

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     For the years ended December 31, 2008 and 2007, a weighted average of 452,300 and 10,208 employee stock options, respectively, were considered anti-dilutive and were therefore excluded from the calculation of the diluted earnings per share. For the year ended December 31, 2006, all common share equivalents were considered dilutive and have been included in the calculation of the diluted earnings per share.
14. RELATED PARTY TRANSACTIONS
a) American International Group, Inc.
     Since November 21, 2001, the Company has entered into administrative services agreements with various subsidiaries of AIG, a shareholder of the Company until December 2007 when all the common shares held by AIG were acquired by the Company. Please see Note 11(d) for further details. As such, only activity prior to the Company acquiring all the common shares held by AIG are considered related party transactions. Until December 31, 2005, the Company was provided with administrative services under these agreements for a fee based on the gross premiums written of the Company. Effective December 31, 2005, the administrative services agreement covering Holdings and its Bermuda domiciled companies was terminated, and an estimated termination fee of $5,000 was accrued and expensed in the year ended December 31, 2005. A final termination fee of $3,000 was agreed to and paid on April 25, 2006. Since the final termination fee was lower than the originally estimated termination fee a reduction in the estimated expense in the amount of $2,000 is included in “general and administrative expenses” for the year ended December 31, 2006.
     Effective January 1, 2006, the Company entered into short-duration administrative service agreements with these AIG subsidiaries that provided for a more limited range of services on either a cost-plus or a flat fee basis, depending on the agreement. Expenses of $3,405 were incurred for services under these agreements for the year ended December 31, 2006, which are included in “general and administrative expenses” in the consolidated statements of operations and comprehensive income. Amounts payable to various AIG subsidiaries with respect to the administrative service agreements were nil and $800 as of December 31, 2007 and 2006, respectively.
     We have written business with AIG subsidiaries either through underwriting agreements or through brokers. The gross premiums written, brokerage fees and commissions paid, and the losses and loss expenses paid to AIG subsidiaries while they were related parties, as determined under U.S. GAAP, are as follows:

	2007	2006
Gross premiums written	$106,705	$108,343
Brokerage and commissions	20,550	21,581
Paid losses and loss expenses	95,722	134,872
     Effective December 1, 2001, as amended, the Company entered into an exclusive underwriting agency agreement with IPCRe Underwriting Services Limited (“IPCUSL”) to solicit, bind, underwrite and administer property catastrophe treaty reinsurance. AIG, previously one of the Company’s principal shareholders, was also a principal shareholder of IPC Holdings, Ltd., the parent company of IPCUSL, until August 2006. IPCUSL was not considered a related party in 2007 due to AIG’s disposal of its investment in them.
     IPCUSL received an agency commission of 6.5% of gross premiums written on behalf of the Company. The agreement had an initial term of three years. On December 5, 2005 the Company delivered notice to IPCUSL terminating this underwriting agency agreement effective as of November 30, 2006. On December 5, 2006 the Company and IPCUSL executed Amendment No. 5 to the agreement, dated as of December 1, 2006. Pursuant to the terms of Amendment No. 5, the Company and IPCUSL mutually agreed to terminate the agreement effective as of November 30, 2006. In accordance with Amendment No. 5, the Company paid to IPCUSL a $400 early termination fee, $250 of which was immediately payable and $75 of which was payable on each of December 1, 2007 and 2008, respectively. The Company will also continue to pay any agency commissions due on all business bound prior to November 30, 2006, and IPCUSL will continue to service such business until November 30, 2009.
     Gross premiums written on behalf of the Company by IPCUSL, and related acquisition costs and losses and loss expenses paid by the Company were as follows:

2006
Gross premiums written	$52,141
Acquisition costs	8,791
Paid losses and loss expenses	95,209

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     Of the total premiums ceded during the years ended December 31, 2007 and 2006, $13,274 and $6,235 were ceded to AIG subsidiaries, respectively. Reinsurance recoverable from AIG subsidiaries as of December 31, 2007 was $9,917. The total reinsurance and insurance balance receivable due from AIG and its subsidiaries as of December 31, 2007 was $26,810. The total reinsurance and insurance balances receivable due from IPCUSL as of December 31, 2006 were $12,381.
     On November 29, 2006, the Company entered into a lease with American International Company, Limited (“AICL”), a subsidiary of AIG, whereby the Company agreed to lease from AICL newly constructed office space in Bermuda that shall serve as the Company’s corporate headquarters. The initial term of the lease is for 15 years which commenced on October 1, 2006 with an option to renew for an additional 10-year period, after which time the lease expires. For the first five years under the lease, the Company shall pay an aggregate monthly rent and user fees of approximately $393. The aggregate monthly rent is determined by price per square foot that varies based on the floor being rented. In addition to the rent, the Company will also pay certain maintenance expenses.
     Effective as of October 1, 2011 and as of each five-year anniversary date thereafter (each a “Review Date”), the rent payable under the lease will be mutually agreed to by the Company and AICL. If as of a Review Date the Company and AICL cannot agree on such terms, then the rent payable under the lease shall be determined by an arbitrator based on open market rental rates at such time, provided however, that the rent shall not decrease. The user fee will be increased by the percentage rate increase that the Company pays for renting the second floor of the premises.
     The Company has invested in the AIG Select Hedge Ltd., which had a cost of $56,588 and a fair value $69,093 as of December 31, 2007. The Company sold its shares in this fund during the year ended December 31, 2008 and recognized a gain of $2,752, which is included in “net realized investment losses” in the consolidated statements of operations and comprehensive income.
b) The Chubb Corporation
     Since June 11, 2002, the Company has entered into various reinsurance agreements with various subsidiaries of Chubb, a shareholder of the Company. Under certain arrangements Chubb also processes applications, collects and remits premiums, pays losses, issues quotes, policies and other insurance documentation, keeps records, secures and maintains insurance licenses and provides and trains employees to perform these services. These arrangements are currently in run-off.
     We have written business with Chubb subsidiaries either through underwriting agreements or through brokers. The gross premiums written through, and brokerage fees and commissions paid to Chubb subsidiaries, and the losses and loss expenses paid, are as follows:

	2008	2007	2006
Gross premiums written	$10,541	$12,405	$21,565
Brokerage and commissions	2,585	3,074	4,919
Paid losses and loss expenses	6,808	2,355	10,932
     Of the total premiums ceded during the years ended December 31, 2008, 2007 and 2006, $1,128, $8,249 and $5,531 were ceded to Chubb subsidiaries, respectively. Reinsurance recoverable from Chubb subsidiaries as of December 31, 2008 and 2007 was $4,130 and $4,366, respectively. The total reinsurance and insurance balances receivable due from Chubb and its subsidiaries as of December 31, 2008 and 2007 are $2,189 and $2,015, respectively.
15. COMMITMENTS AND CONTINGENCIES
a) Concentrations of Credit Risk
     Credit risk arises out of the failure of a counterparty to perform according to the terms of the contract. The Company is exposed to credit risk in the event of non-performance by the counterparties to the Company’s foreign exchange forward contracts. However, because the counterparties to these agreements are high-quality international banks, the Company does not anticipate any non-performance. The difference between the contract amounts and the related market values, if negative, is the Company’s current credit exposure.
     As of December 31, 2008 and 2007, substantially all of the Company’s cash and investments were held with one custodian.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     As of December 31, 2008, 55% of reinsurance recoverable, excluding IBNR ceded, was recoverable from four reinsurers, of which one reinsurer is rated A+ by A.M. Best Company, two reinsurers are rated A and the other reinsurer is rated A-. As of December 31, 2007, 55% of reinsurance recoverable, excluding IBNR ceded, was recoverable from two reinsurers, one of which is rated A+ by A.M. Best Company, while the other is rated A-. The Company believes that these reinsurers are able to meet, and will meet, all of their obligations under their reinsurance agreements. The Company also had reinsurance recoverable, excluding IBNR ceded, of $9,722 from AIG affiliates. The Company fully expects to recover all amounts from the AIG affiliates.
     Insurance balances receivable primarily consist of net premiums due from insureds and reinsureds. The Company believes that the counterparties to these receivables are able to meet, and will meet, all of their obligations. Consequently, the Company has not included any allowance for doubtful accounts against the receivable balance.
b) Operating Leases
     The Company leases office space under operating leases expiring in various years through 2021. The Company also leases an aircraft through 2011. The following are future minimum rental payments as of December 31, 2008:

2008	$12,056
2009	11,874
2010	10,441
2011	9,684
2012	9,817
2013 through 2021	56,258

$110,130

     Total rental expenses for the years ended December 31, 2008, 2007 and 2006 were $10,992, $8,749 and $6,602, respectively.
c) Brokers
     For the year ended December 31, 2008, three brokers individually accounted for 10% or more of total gross premiums written. These three brokers accounted for 28%, 26% and 10% of gross premiums written, respectively. For the year ended December 31, 2007, three brokers individually accounted for 10% or more of total gross premiums written. These three brokers accounted for 30%, 24% and 10% of gross premiums written, respectively. For the year ended December 31, 2006, three brokers individually accounted for 10% or more of total gross premiums written. These three brokers accounted for 32%, 19% and 10% of gross premiums written, respectively. Each of these brokers intermediate on business written in all segments of the Company.
d) Legal Proceedings
     On April 4, 2006, a complaint was filed in the U.S. District Court for the Northern District of Georgia (Atlanta Division) by a group of several corporations and certain of their related entities in an action entitled New Cingular Wireless Headquarters, LLC et al, as plaintiffs, against certain defendants, including Marsh & McLennan Companies, Inc., Marsh Inc. and Aon Corporation, in their capacities as insurance brokers, and 78 insurers, including Holdings’ insurance subsidiary in Bermuda, Allied World Assurance Company, Ltd.
     The action generally relates to broker defendants’ placement of insurance contracts for plaintiffs with the 78 insurer defendants. Plaintiffs maintain that the defendants used a variety of illegal schemes and practices designed to, among other things, allocate customers, rig bids for insurance products and raise the prices of insurance products paid by the plaintiffs. In addition, plaintiffs allege that the broker defendants steered policyholders’ business to preferred insurer defendants. Plaintiffs claim that as a result of these practices, policyholders either paid more for insurance products or received less beneficial terms than the competitive market would have produced. The eight counts in the complaint allege, among other things, (i) unreasonable restraints of trade and conspiracy in violation of the Sherman Act, (ii) violations of the Racketeer Influenced and Corrupt Organizations Act, or RICO, (iii) that broker defendants breached their fiduciary duties to plaintiffs, (iv) that insurer defendants participated in and induced this alleged breach of fiduciary duty, (v) unjust enrichment, (vi) common law fraud by broker defendants and (vii) statutory and consumer fraud under the laws of certain U.S. states. Plaintiffs seek equitable and legal remedies, including injunctive relief, unquantified consequential and punitive damages, and treble damages under the Sherman Act and RICO. On October 16, 2006, the Judicial Panel on Multidistrict

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
Litigation ordered that the litigation be transferred to the U.S. District Court for the District of New Jersey for inclusion in the coordinated or consolidated pretrial proceedings occurring in that court. Neither Allied World Assurance Company, Ltd nor any of the other defendants have responded to the complaint. Written discovery has begun but has not been completed. As a result of the court granting motions to dismiss in the related putative class action proceeding, prosecution of this case is currently stayed and the court is deciding whether to extend the current stay during the pendency of an appeal filed by the class action plaintiffs with the Third Circuit Court of Appeals. At this point it is not possible to predict its outcome, the Company does not, however, currently believe that the outcome will have a material adverse effect on the Company’s operations or financial position.
e) Investment Commitments
     The Company has certain commitments with respect to its other invested assets. As of December 31, 2008 and 2007, the Company has committed to investing an additional $50,000 and $7,500 in other invested assets, respectively.
16. STATUTORY CAPITAL AND SURPLUS
     Holdings’ ability to pay dividends is subject to certain regulatory restrictions on the payment of dividends by its subsidiaries. The payment of such dividends is limited by applicable laws and statutory requirements of the jurisdictions in which Holdings and its subsidiaries operate.
     The Company’s Bermuda subsidiary, Allied World Assurance Company, Ltd, is registered under the Bermuda Insurance Act 1978 and Related Regulations (the “Insurance Act”) and is obliged to comply with various provisions of the Insurance Act regarding solvency and liquidity. Under the Insurance Act, this subsidiary is required to maintain minimum statutory capital and surplus equal to the greatest of $100,000, 50% of net premiums written (being gross written premium less ceded premiums, with a maximum of 25% of gross premiums considered as ceded premiums for the purpose of this calculation), and 15% of the reserve for losses and loss expenses. In addition, this subsidiary is required to maintain a minimum liquidity ratio. As of December 31, 2008 and 2007, this subsidiary had statutory capital and surplus of approximately $2,726,143 and $2,381,634, respectively. As of December 31, 2008 and 2007, the minimum solvency margin required was $491,217 and $550,097, respectively. The Insurance Act limits the maximum amount of annual dividends or distributions paid by this subsidiary to Holdings without notification to the Bermuda Monetary Authority of such payment (and in certain cases prior approval of the Bermuda Monetary Authority). As of December 31, 2008 and 2007, the maximum amount of dividends which could be paid without such notification was $681,536 and $595,409, respectively. For the years ended December 31, 2008, 2007 and 2006, the statutory net income was $307,814, $496,717 and $468,144, respectively.
     The Company’s U.S. insurance subsidiaries, including insurance subsidiaries acquired as part of the acquisition of Darwin, are subject to the insurance laws and regulations of the states in which they are domiciled, and also states in which they are licensed or authorized to transact business. These laws also restrict the amount of dividends the subsidiaries can pay to the Company. The restrictions are generally based on statutory net income and/or certain levels of statutory surplus as determined in accordance with the relevant statutory accounting requirements of the individual domiciliary states. The U.S. subsidiaries are required to file annual statements with insurance regulatory authorities prepared on an accounting basis prescribed or permitted by such authorities. Statutory accounting differs from U.S. GAAP accounting in the treatment of various items, including reporting of investments, acquisition costs, and deferred income taxes. The U.S. subsidiaries are also required to maintain minimum levels of solvency and liquidity as determined by law, and comply with capital requirements and licensing rules. As of December 31, 2008 and 2007, the actual levels of solvency, liquidity and capital of each U.S. subsidiary were in excess of the minimum levels required.
     The amount of dividends that can be distributed by the U.S. subsidiaries without prior approval by the applicable insurance commissioners is nil and $3,545 for the years ended December 31, 2008 and 2007, respectively. As of December 31, 2008 and 2007, these subsidiaries had a combined statutory capital and surplus of approximately $811,877 and $131,207, respectively. For the years ended December 31, 2008, 2007 and 2006, the combined statutory net income was $3,186, $4,412 and $2,878, respectively.
     The Company’s Irish insurance subsidiary, Allied World Assurance Company (Europe) Limited, is regulated by the Irish Financial Regulator pursuant to the Insurance Acts 1909 to 2000, the Central Bank and Financial Services Authority of Ireland Acts 2003 and 2004, and all statutory instruments relating to insurance made or adopted under the European Communities Acts 1972 to 2007 (the “Irish Insurance Acts and Regulations”). This subsidiary’s accounts are prepared in accordance with the Irish Companies Acts, 1963 to 2006 and the Irish Insurance Acts and Regulations. This subsidiary is obliged to maintain a minimum level of capital, and a “Minimum Guarantee Fund”. The Minimum Guarantee Fund includes share capital and capital contributions. As of December 31, 2008 and 2007, this subsidiary met the requirements. The amount of dividends that this subsidiary is permitted to distribute is restricted to accumulated realized profits that have not been capitalized or distributed, less accumulated realized losses that have not been written off. The solvency and capital requirements must still be met following any distribution. As of December 31, 2008 and

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
2007, this subsidiary had statutory capital and surplus of approximately $53,767 and $38,288, respectively. As of December 31, 2008 and 2007 the minimum capital and surplus required to be held was $13,998 and $16,582, respectively. The statutory net (loss) income was ($4,522), $5,179 and $1,719 for the years ended December 31, 2008, 2007 and 2006, respectively.
     The Company’s Irish reinsurance subsidiary, Allied World Assurance Company (Reinsurance) Limited (“AWAC Re”), in accordance with Section 22 of the Insurance Act, 1989, and the Reinsurance Regulations 1999, notified the Irish Financial Regulator of its intent to carry on the business of reinsurance. On June 9, 2003, the Irish Financial Regulator informed this subsidiary that it had no objections to its incorporation and the establishment of a reinsurance business. This subsidiary’s accounts are prepared in accordance with the Irish Companies Acts, 1963 to 2006 and the Irish Insurance Acts and Regulations. On August 18, 2004, it was granted permission under Part IV of the Financial Services and Markets Act 2000 by the Financial Services Authority (“FSA”) to write reinsurance in the U.K. via its London branch; however, it was subject to whole firm supervision by the FSA in the absence of a single common E.U. framework for the authorization and regulation of reinsurers. Following the implementation of the E.U. Reinsurance Directive, since December 10, 2007, AWAC Re is now regulated by the Irish Financial Regulator and maintains branches in London, England and Zug, Switzerland. This subsidiary is obliged to maintain a minimum level of capital, the “Required Minimum Margin”. As of December 31, 2008 and 2007, this subsidiary met those requirements. The amount of dividends that this subsidiary is permitted to distribute is restricted to accumulated realized profits that have not been capitalized or distributed, less accumulated realized losses that have not been written off. The solvency and capital requirements must still be met following any distribution. As of December 31, 2008 and 2007, this subsidiary had statutory capital and surplus of approximately $317,093 and $50,563, respectively. The minimum capital and surplus requirement as of December 31, 2008 and 2007 was approximately $12,246 and $11,074, respectively. The statutory net income (loss) was $16,530, ($3,960) and ($583) for the years ended December 31, 2008, 2007 and 2006, respectively.
17. SEGMENT INFORMATION
     The determination of reportable segments is based on how senior management monitors the Company’s underwriting operations. During the first quarter of 2009, Holdings’ Chief Executive Officer (the chief operating decision maker) realigned the Company’s management reporting structure due to organizational changes and the growth of the Company’s direct specialty insurance operations in the United States, including the Company’s recent acquisition of Darwin, and an increasing emphasis on markets and customers served. As a result, management monitors the performance of its direct underwriting operations based on the geographic location of the Company’s offices, the markets and customers served and the type of accounts written. There were no changes to how management monitors its reinsurance underwriting operations. Accordingly, the reinsurance segment continues to be reported on its historical basis without any modifications. The Company is currently organized into three operating segments: U.S. insurance, international insurance and reinsurance. All product lines fall within these classifications.
     The U.S. insurance segment includes the Company’s direct specialty insurance operations in the United States. This segment provides both direct property and specialty casualty insurance to non-Fortune 1000 North American domiciled accounts. The international insurance segment includes the Company’s direct insurance operations in Bermuda and Europe. This segment provides both direct property and casualty insurance primarily to Fortune 1000 North American domiciled accounts and mid-sized to large non-North American domiciled accounts. The reinsurance segment includes the reinsurance of property, general casualty, professional liability, specialty lines and property catastrophe coverages written by insurance companies. The Company presently writes reinsurance on both a treaty and a facultative basis, targeting several niche reinsurance markets.
     Responsibility and accountability for the results of underwriting operations are assigned by major line of business within each segment. Because the Company does not manage its assets by segment, investment income, interest expense and total assets are not allocated to individual reportable segments. General and administrative expenses are allocated to segments based on various factors, including staff count and each segment’s proportional share of gross premiums written.
     Management measures results for each segment on the basis of the “loss and loss expense ratio,” “acquisition cost ratio,” “general and administrative expense ratio” and the “combined ratio.” The “loss and loss expense ratio” is derived by dividing net losses and loss expenses by net premiums earned. The “acquisition cost ratio” is derived by dividing acquisition costs by net premiums earned. The “general and administrative expense ratio” is derived by dividing general and administrative expenses by net premiums earned. The “combined ratio” is the sum of the “loss and loss expense ratio,” the “acquisition cost ratio” and the “general and administrative expense ratio.”

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
     The following table provides a summary of the segment results for the years ended December 31, 2008, 2007 and 2006 recast under the new segment format.

		International
2008	U.S. Insurance	Insurance	Reinsurance	Total
Gross premiums written	$319,985	$695,459	$430,140	$1,445,584
Net premiums written	212,978	465,869	428,381	1,107,228
Net premiums earned	179,818	472,550	464,537	1,116,905
Other income	746	—	—	746
Net losses and loss expenses	(103,363)	(288,620)	(249,139)	(641,122)
Acquisition costs	(17,832)	(3,774)	(90,963)	(112,569)
General and administrative expenses	(67,520)	(75,490)	(43,550)	(186,560)

Underwriting (loss) income	(8,151)	104,666	80,885	177,400
Net investment income				308,775
Net realized investment losses				(272,851)
Interest expense				(38,743)
Foreign exchange gain				1,421

Income before income taxes				$176,002

Loss and loss expense ratio	57.5%	61.1%	53.6%	57.4%
Acquisition cost ratio	9.9%	0.8%	19.6%	10.1%
General and administrative expense ratio	37.5%	16.0%	9.4%	16.7%

Combined ratio	104.9%	77.9%	82.6%	84.2%

		International
2007	U.S. Insurance	Insurance	Reinsurance	Total
Gross premiums written	$192,719	$776,731	$536,059	$1,505,509
Net premiums written	123,234	493,988	535,888	1,153,110
Net premiums earned	128,282	527,699	503,961	1,159,942
Net losses and loss expenses	(53,076)	(328,401)	(300,863)	(682,340)
Acquisition costs	(11,364)	(5,791)	(101,804)	(118,959)
General and administrative expenses	(29,676)	(72,842)	(39,123)	(141,641)

Underwriting income	34,166	120,665	62,171	217,002
Net investment income				297,932
Net realized investment losses				(7,617)
Interest expense				(37,848)
Foreign exchange gain				817

Income before income taxes				$470,286

Loss and loss expense ratio	41.4%	62.2%	59.7%	58.8%
Acquisition cost ratio	8.9%	1.1%	20.2%	10.3%
General and administrative expense ratio	23.1%	13.8%	7.8%	12.2%

Combined ratio	73.4%	77.1%	87.7%	81.3%

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)

		International
2006	U.S. Insurance	Insurance	Reinsurance	Total
Gross premiums written	$172,366	$913,924	$572,735	$1,659,025
Net premiums written	139,096	595,539	571,961	1,306,596
Net premiums earned	117,675	607,403	526,932	1,252,010
Net losses and loss expenses	(75,333)	(371,420)	(292,380)	(739,133)
Acquisition costs	(16,918)	(11,231)	(113,339)	(141,488)
General and administrative expenses	(21,429)	(57,674)	(26,972)	(106,075)

Underwriting income	3,995	167,078	94,241	265,314
Net investment income				244,360
Net realized investment losses				(28,678)
Interest expense				(32,566)
Foreign exchange loss				(601)

Income before income taxes				$447,829

Loss and loss expense ratio	64.0%	61.1%	55.5%	59.0%
Acquisition cost ratio	14.4%	1.8%	21.5%	11.3%
General and administrative expense ratio	18.2%	9.5%	5.1%	8.5%

Combined ratio	96.6%	72.4%	82.1%	78.8%

     The following table shows an analysis of the Company’s net premiums written by geographic location of the Company’s subsidiaries for the years ended December 31, 2008, 2007 and 2006. All inter-company premiums have been eliminated.

	2008	2007	2006
Bermuda	$636,662	$876,484	$983,532
United States	321,468	123,233	144,694
Europe	149,098	153,393	178,370

Total net premiums written	$1,107,228	$1,153,110	$1,306,596

18. SUBSEQUENT EVENTS
     On February 10, 2009, the Company discontinued its securities lending program. On February 23, 2009, the Company repaid the full $243,750 borrowing under its Unsecured Credit Facility. On February 26, 2009, the Company declared a quarterly dividend of $0.18 per common share, payable on April 2, 2009 to shareholders of record on March 17, 2009.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(Expressed in thousands of United States dollars, except share, per share, percentage and ratio information)
19. UNAUDITED QUARTERLY FINANCIAL DATA
     The following are the unaudited consolidated statements of income by quarter for the years ended December 31, 2008 and 2007:

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,
	2008	2008	2008	2008
REVENUES:
Gross premiums written	$310,945	$290,981	$446,784	$396,874
Premiums ceded	(84,442)	(57,078)	(126,534)	(70,302)

Net premiums written	226,503	233,903	320,250	326,572
Change in unearned premiums	76,481	38,070	(51,374)	(53,500)

Net premiums earned	302,984	271,973	268,876	273,072
Net investment income	82,583	76,916	72,345	76,931
Net realized investment (losses) gains	(120,047)	(151,876)	(4,393)	3,465
Other income	746	—	—	—

	266,266	197,013	336,828	353,468

EXPENSES:
Net losses and loss expenses	143,531	176,010	178,084	143,497
Acquisition costs	30,849	28,615	26,265	26,840
General and administrative expenses	56,115	40,794	46,380	43,271
Interest expense	10,205	9,515	9,513	9,510
Foreign exchange loss (gain)	1,230	(2,728)	(399)	476

	241,930	252,206	259,843	223,594

Income before income taxes	24,336	(55,193)	76,985	129,874
Income tax expense (recovery)	4,484	(8,826)	(2,220)	(1,071)

NET INCOME (LOSS)	$19,852	$(46,367)	$79,205	$130,945

Basic earnings (loss) per share	$0.40	$(0.95)	$1.62	$2.68
Diluted earnings (loss) per share	$0.39	$(0.95)	$1.56	$2.55
Weighted average common shares outstanding	49,028,249	49,007,389	48,897,931	48,811,932
Weighted average common shares and common share equivalents outstanding	50,366,814	49,007,389	50,873,712	51,380,423

	Quarter Ended
	December 31,	September 30,	June 30,	March 31,
	2007	2007	2007	2007
REVENUES:
Gross premiums written	$260,301	$276,253	$530,549	$438,406
Premiums ceded	(70,919)	(56,956)	(143,962)	(80,562)

Net premiums written	189,382	219,297	386,587	357,844
Change in unearned premiums	97,216	64,362	(83,468)	(71,278)

Net premiums earned	286,598	283,659	303,119	286,566
Net investment income	75,214	76,133	73,937	72,648
Net realized investment gains (losses)	4,544	(4,196)	(1,481)	(6,484)

	366,356	355,596	375,575	352,730

EXPENSES:
Net losses and loss expenses	166,874	173,246	176,225	165,995
Acquisition costs	28,693	29,198	31,872	29,196
General and administrative expenses	37,956	36,050	34,432	33,203
Interest expense	9,511	9,481	9,482	9,374
Foreign exchange (gain) loss	(405)	(976)	532	32

	242,629	246,999	252,543	237,800

Income before income taxes	123,727	108,597	123,032	114,930
Income tax expense (recovery)	712	(362)	(255)	1,009

NET INCOME	$123,015	$108,959	$123,287	$113,921

Basic earnings per share	$2.11	$1.80	$2.04	$1.89
Diluted earnings per share	$2.01	$1.72	$1.96	$1.83
Weighted average common shares outstanding	58,247,755	60,413,019	60,397,591	60,333,209
Weighted average common shares and common share equivalents outstanding	61,133,206	63,250,024	62,874,235	62,207,941

Schedule II
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONDENSED BALANCE SHEETS — PARENT COMPANY
as of December 31, 2008 and 2007
(Expressed in thousands of United States dollars, except share and per share amounts)

	2008	2007
ASSETS:
Cash and cash equivalents	$296,984	$25,091
Investments in subsidiaries	2,888,149	2,738,490
Balances due from subsidiaries	3,851	2,152
Other assets	5,323	5,888

Total assets	$3,194,307	$2,771,621

LIABILITIES:
Accounts payable and accrued liabilities	$118	$230
Interest payable	16,312	15,625
Balances due to subsidiaries	18,469	17,242
Syndicated loan	243,750	—
Senior notes	498,796	498,682

Total liabilities	$777,445	$531,779

SHAREHOLDERS’ EQUITY:
Common shares, par value $0.03 per share, issued and outstanding 2008: 49,036,159 shares and 2007: 48,741,927 shares	$1,471	$1,462
Additional paid-in capital	1,314,785	1,281,832
Retained earnings	994,974	820,334
Accumulated other comprehensive income	105,632	136,214

Total shareholders’ equity	$2,416,862	$2,239,842

Total liabilities and shareholders’ equity	$3,194,307	$2,771,621

See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONDENSED STATEMENTS OF OPERATIONS AND
COMPREHENSIVE INCOME — PARENT COMPANY
for the Years Ended December 31, 2008, 2007 and 2006
(Expressed in thousands of United States dollars)

	2008	2007	2006
REVENUES:
Net investment income	$1,744	$3,504	$3,452
Net realized gain on interest rate swaps	—	—	444

	1,744	3,504	3,896

EXPENSES:
General and administrative expenses	7,285	7,594	12,476
Interest expense	38,743	37,848	32,566

	46,028	45,442	45,042

Loss before equity in earnings (loss) of consolidated subsidiaries	(44,284)	(41,938)	(41,146)
Equity in earnings of consolidated subsidiaries	227,919	511,120	483,984

NET INCOME	$183,635	$469,182	$442,838

Other comprehensive (loss) income
Unrealized (losses) gains on investments arising during the year net of applicable deferred income tax recovery (expense)	(198,405)	122,133	3,294
Reclassification adjustment for net realized losses included in net income, net of applicable income tax recovery	194,085	7,617	28,678

Other comprehensive (loss) income net of tax	(4,320)	129,750	31,972

COMPREHENSIVE INCOME	$179,315	$598,932	$474,810

See accompanying notes to the consolidated financial statements.

ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
CONDENSED STATEMENTS OF CASH FLOWS — PARENT COMPANY
for the Years Ended December 31, 2008, 2007 and 2006
(Expressed in thousands of United States dollars)

	2008	2007	2006
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net income	$183,635	$469,182	$442,838
Adjustments to reconcile net income to cash provided by operating activities:
Equity in earnings of consolidated subsidiaries	(227,919)	(511,120)	(483,984)
Dividends received from subsidiaries	160,000	575,000	15,000
Stock compensation expenses	543	743	10,805
Amortization of discount on senior notes	459	427	42
Balance due from subsidiaries	(1,699)	(2,127)	—
Other assets	219	(598)	3,851
Accounts payable and accrued liabilities	(112)	34	(502)
Interest payable	687	(625)	16,250
Balances due to affiliates	—	—	(5,000)
Balances due to subsidiaries	1,227	5,226	9,543

Net cash provided by operating activities	117,040	536,142	8,843

CASH FLOWS USED IN INVESTING ACTIVITIES:
Investment in subsidiaries	(60,137)	(11,200)	(215,000)

Net cash used in investing activities	(60,137)	(11,200)	(215,000)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Dividends paid	(35,257)	(38,052)	(9,043)
Proceeds from (payment of) the exercise of stock options	4,046	(168)	—
Stock acquired	—	(563,444)	—
Gross proceeds from initial public offering	—	—	344,080
Issuance costs paid on initial public offering	—	—	(28,291)
Proceeds from issuance of senior notes	—	—	498,535
Repayment of long-term debt	—	—	(500,000)
Proceeds from syndicated loan	243,750	—	—
Stock compensation funding due from subsidiaries	2,451	2,230	—

Net cash provided by (used in) financing activities	214,990	(599,434)	305,281

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	271,893	(74,492)	99,124
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	25,091	99,583	459

CASH AND CASH EQUIVALENTS, END OF YEAR	$296,984	$25,091	$99,583

See accompanying notes to the consolidated financial statements.

Schedule III
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
SUPPLEMENTARY INSURANCE INFORMATION
(Expressed in thousands of United States dollars)
Year Ended December 31, 2008

		Reserve for					Amortization of
	Deferred	Losses		Net	Net	Losses and	Deferred	Other	Net
	Acquisition	and Loss	Unearned	Premiums	Investment	Loss	Acquisition	Operating	Premiums
	Costs	Expenses	Premiums	Earned	Income	Expenses	Costs	Expenses	Written
U.S. insurance	$51,317	$1,128,522	$309,459	$179,818	$—	$103,363	$17,832	$67,520	$212,978
International insurance	26,428	2,373,030	359,808	472,550	—	288,620	3,774	75,490	465,869
Reinsurance	58,035	1,075,276	261,091	464,537	—	249,139	90,963	43,550	428,381
Corporate	—	—	—	—	308,775	—	—	—	—

Total	$135,780	$4,576,828	$930,358	$1,116,905	$308,775	$641,122	$112,569	$186,560	$1,107,228

Year Ended December 31, 2007

		Reserve for					Amortization of
	Deferred	Losses		Net	Net	Losses and	Deferred	Other	Net
	Acquisition	and Loss	Unearned	Premiums	Investment	Loss	Acquisition	Operating	Premiums
	Costs	Expenses	Premiums	Earned	Income	Expenses	Costs	Expenses	Written
U.S. insurance	$11,106	$523,529	$119,705	$128,282	$—	$53,076	$11,364	$29,676	$123,234
International insurance	29,702	2,379,833	391,305	527,699	—	328,401	5,791	72,842	493,988
Reinsurance	67,487	1,016,410	300,073	503,961	—	300,863	101,804	39,123	535,888
Corporate	—	—	—	—	297,932	—	—	—	—

Total	$108,295	$3,919,772	$811,083	$1,159,942	$297,932	$682,340	$118,959	$141,641	$1,153,110

Year Ended December 31, 2006

		Reserve for					Amortization of
	Deferred	Losses		Net	Net	Losses and	Deferred	Other	Net
	Acquisition	and Loss	Unearned	Premiums	Investment	Loss	Acquisition	Operating	Premiums
	Costs	Expenses	Premiums	Earned	Income	Expenses	Costs	Expenses	Written
U.S. insurance	$7,425	$488,936	$104,316	$117,675	$—	$75,333	$16,918	$21,429	$139,096
International insurance	33,045	2,277,172	441,167	607,403	—	371,420	11,231	57,674	595,539
Reinsurance	59,856	870,889	268,314	526,932	—	292,380	113,339	26,972	571,961
Corporate	—	—	—	—	244,360	—	—	—	—

Total	$100,326	$3,636,997	$813,797	$1,252,010	$244,360	$739,133	$141,488	$106,075	$1,306,596

Schedule IV
ALLIED WORLD ASSURANCE COMPANY HOLDINGS, LTD
SUPPLEMENTARY REINSURANCE INFORMATION
(Expressed in thousands of United States dollars)

		(b)	(c)	(d)	Percentage of
		Ceded to	Assumed from	Net	Amount Assumed
	(a)	Other	Other	Amount	to Net
	Gross	Companies	Companies	(a) - (b) +(c)	(c)/(d)
Year ended December 31, 2008	$1,015,444	$338,356	$430,140	$1,107,228	39%
Year ended December 31, 2007	$969,450	$352,399	$536,059	$1,153,110	46%
Year ended December 31, 2006	$1,086,290	$352,429	$572,735	$1,306,596	44%